Execution Version

Exhibit 10.1

KENNEDY-WILSON HOLDINGS, INC.

5.75% SERIES A CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
dated as of
October 17, 2019

TABLE OF CONTENTS
Page
ARTICLE 1DEFINITIONS AND INTERPRETATION    1
1.1Defined Terms    1
1.2Interpretation    5
ARTICLE 2SUMMARY OF TRANSACTIONS    5
2.1Sale and Purchase of Shares    5
2.2Purchase Price    6
2.3Underlying Securities    6
ARTICLE 3CLOSING AND CLOSING CONDITIONS    6
3.1Time and Place of the Closing    6
3.2Actions at the Closing    6
3.2.1Delivery of Shares    6
3.2.2Payment of Purchase Price    6
3.2.3Opinions    6
3.2.4Officers’ Certificate    7
3.2.5NYSE Supplemental Listing of Underlying Securities    7
3.2.6Filing of Certificate of Designation    7
3.2.7Registration Rights Agreement    7
3.2.8Good Standing Certificate    7
3.2.9Secretary’s Certificate    7
3.2.10Additional Actions    8
3.3Conditions Precedent to Obligations of each Purchaser    8
3.3.1Accuracy of Representations and Warranties.    8
3.3.2Performance of Closing Actions    8
3.3.3No Material Adverse Effect    8
3.3.4Regulatory Approvals    8
3.4Conditions Precedent to Obligations of the Company    9
3.4.1Performance of Closing Actions    9
3.4.2Withholding Certificates    9
3.4.3Regulatory Approvals    9
ARTICLE 4REPRESENTATIONS AND WARRANTIES OF THE COMPANY    9
4.1No Registration Required; Rule 144A Eligibility    9

i

4.2No Integration of Offerings or General Solicitation    9
4.3Accurate Disclosure; Public Filings    10
4.4The Purchase Agreement    10
4.5The Shares    10
4.6Outstanding Capital Stock    10
4.7The Underlying Securities    10
4.8The Certificate of Designation    10
4.9No Convertible Stock    10
4.10No Material Adverse Change    11
4.11Independent Accountants    11
4.12Preparation of the Financial Statements    11
4.13Incorporation and Good Standing of the Company    11
4.14Incorporation and Good Standing of the Subsidiaries    12
4.15Non-Contravention of Existing Instruments;
No Further Authorizations or Approvals Required    12
4.16No Material Actions or Proceedings    13
4.17Absence of Labor Dispute; Compliance with Labor Laws    13
4.18Intellectual Property Rights    14
4.19All Necessary Permits, etc    14
4.20Title to Properties    14
4.21Tax Law Compliance    14
4.22Company Not an “Investment Company”    15
4.23Insurance    15
4.24Compliance with Sarbanes-Oxley    15
4.25Internal Controls    15
4.26Disclosure Controls and Procedures    15
4.27Compliance with Environmental Laws    16
4.28Periodic Review of Costs of Environmental Compliance    17
4.29Related Party Transactions    17
4.30Solvency    17
4.31Brokers    18
4.32Registration Rights Agreement; Registration Rights    18
4.33ERISA Compliance    18
4.34 Anti-Corruption    19

4.35Money Laundering Laws    19
4.36OFAC    19
4.37Cybersecurity.    20
ARTICLE 5REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS    20
5.1Representations and Warranties of Purchaser    20
5.1.1Organization, Authority and Power    20
5.1.2Valid and Binding Obligations    21
5.1.3Securities Law Matters    21
5.1.4Legends    21
5.1.5Restricted Securities    22
5.1.6Access to Information; Independent Review    22
5.1.7Financial Capability    22
5.1.8Ownership of Company Securities.    22
5.1.9Interested Stockholder    23
5.1.10NYSE Matters    23
5.1.11Reliance Upon Purchaser’s Representations    23
5.1.12Exculpation    23
5.1.13Certain ERISA Matters    23
5.1.14Non-Reliance    23
5.1.15Appropriate Investment; Non-Violation    24
5.1.16Placement Agent    24
ARTICLE 6ADDITIONAL COVENANTS    24
6.1No Integration    24
6.2Underlying Securities    24
6.3Transfer Agent    24
6.4Available Shares of Common Stock    25
6.5No Restricted Resales    25
6.6Regulatory Filings    25
6.7Rating Agency    25
6.8Standstill    25
6.9DTC    26
6.10Certain Information Rights    26
6.11Preferred Stock Directors    27

ARTICLE 7BOARD RIGHTS    27
7.1Board Rights.    27
ARTICLE 8TERMINATION    29
8.1Termination    29
8.2Effect of Termination.    30
ARTICLE 9MISCELLANEOUS    30
9.1Notices    30
9.2Survival    31
9.3Entire Agreement; Amendments    31
9.4Successors and Assigns    31
9.5Governing Law    31
9.6Expenses, Etc    32
9.7Captions    32
9.8Severability    32
9.9Counterparts    32
9.10No Waiver    32
9.11Damages Waiver    32
9.12Reliance by J.P. Morgan    32
9.13Action by Purchasers    32

5.75% SERIES A CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
THIS 5.75% SERIES A CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of October 17, 2019, is entered into by and among Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), and the parties listed on Schedule I hereto (each a “Purchaser” and, collectively, the “Purchasers”) (the Company and the Purchasers being sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”), with reference to the following:
RECITALS
The Company desires to sell, and each Purchaser desires to purchase, the number of shares of the Company’s 5.75% Series A Cumulative Perpetual Convertible Preferred Stock, par value $0.0001 per share and liquidation preference $1,000 per share (the “Series A Preferred Stock”) specified opposite such Purchaser’s name in Schedule I hereto upon the terms and subject to the conditions set forth in this Agreement. The Series A Preferred Stock shall have the rights, powers and preferences set forth in the Certificate of Designation (as defined below), upon the terms and subject to the conditions set forth in this Agreement. The 300,000 shares of the Series A Preferred Stock to be issued and sold in the aggregate hereunder are referred to herein as the “Shares.”
NOW, THEREFORE, in consideration of the mutual covenants and agreements in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION
1.1    Defined Terms. Capitalized terms used in this Agreement (including in the Preamble and the Recitals hereto) without other definition shall have the following meanings, unless the context clearly requires otherwise:
“Affiliate” has the meaning ascribed to such term in Rule 501 under the Securities Act.
“Agreement” means this Series A Cumulative Perpetual Convertible Preferred Stock Purchase Agreement, including all Exhibits and other attachments hereto.
“Board of Directors” or “Board” means the board of directors (or similar governing body) of the Company.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are required or authorized by law to close.
“Certificate of Designation” means the Certificate of Designation of the Series A Preferred Stock in the form set forth as Exhibit A to this Agreement.
“Closing” has the meaning ascribed to such term in Section 3.1 hereof.
“Closing Actions” has the meaning ascribed to such term in Section 3.2 hereof.
“Closing Date” has the meaning ascribed to such term in Section 3.1 hereof.
“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder.
“Common Stock” means the common stock of the Company, par value $0.0001 per share.
“Company” has the meaning ascribed to such term in the Preamble to this Agreement.
“Control” means, for any person, the power to direct the management and policies of that person, directly or indirectly, whether through the ownership of voting securities or beneficial interests, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.
“Convertible Securities” means any securities or other instruments that are convertible into or exercisable or exchangeable for Common Stock.
“Eldridge Group” means the Purchasers and their Affiliates.

“Eldridge Beneficial Ownership Percentage” means the total number of shares of Common Stock beneficially owned by the Eldridge Group, expressed as a percentage of the total number of shares of Common Stock which would be outstanding on a Fully-Diluted Basis and calculated in the same manner that would be required if the same were disclosed in a table pursuant to Item 403 of Regulation S-K under the Securities Act.
“Eldridge Share Percentage” means, as of any date, the percentage calculated as follows:
where

X =	the total number of shares of Common Stock held by the Eldridge Group on such date

Y =	the total number of Underlying Securities into which all of the Shares held by the Eldridge Group on such date may be converted

Z =	the total number of Underlying Securities into which all of the Shares issued on the Closing Date may be converted, as adjusted for stock splits and combinations and similar events.
“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations and published interpretations thereunder.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder. “FINRA” means the United States Financial Industry Regulatory Authority.
“Fraud” means (a) with respect to the Company, the actual fraud of the Company with respect to the making of any representations and warranties in Article 4 of this Agreement or in any certificate delivered herewith or therewith, which involves a knowing and intentional misrepresentation or omission with the intent to deceive the Purchasers or their Affiliates and upon which the Purchasers or such Affiliates actually have relied (it being understood and agreed that, for the avoidance of doubt, the Purchasers and their Affiliates have relied upon the representations and warranties in this Agreement and in any certificate delivered herewith or therewith), and for the avoidance of doubt, does not include claims based on constructive knowledge, negligent misrepresentation or a similar theory under applicable tort laws, and (b) with respect to any Purchaser, the actual fraud of such Purchaser with respect to the making of any representations and warranties in Article 5 of this Agreement or in any certificate delivered herewith or therewith, which involves a knowing and intentional misrepresentation or omission with the intent to deceive the Company or its Affiliates and upon which the Company or such Affiliates actually have relied (it being understood and agreed that, for the avoidance of doubt, the Company and its Affiliates have relied upon the representations and warranties in this

Agreement and in any certificate delivered herewith or therewith), and for the avoidance of doubt, does not include claims based on constructive knowledge, negligent misrepresentation or a similar theory under applicable tort laws.
“Fully-Diluted Basis” means the number of shares of Common Stock which would be outstanding, as of the date of computation, if all vested and outstanding Purchase Rights and Convertible Securities had been converted, exercised or exchanged; provided, however, that any Purchase Rights and Convertible Securities which are subject to vesting but have not vested as of the date of computation will be disregarded for purposes of determining Fully-Diluted Basis.
“Governmental Entity” has the meaning ascribed to such term in Section 4.15 hereof.
“HSR Act” means the Hart‑Scott‑Rodino Antitrust Improvements Act of 1976, as amended.
“Material Adverse Effect” has the meaning ascribed to such term in Section 4.10 hereof.
“NYSE” means the New York Stock Exchange.
“Party” or “Parties” has the meaning ascribed to such term in the Preamble to this Agreement.
“Preferred Stock” means shares of capital stock of the Company which shall be entitled to preference or priority over any other shares of capital stock of the Company in respect of either the payment of dividends or the distribution of assets upon liquidation.
“Public Filings” means, collectively, (i) the Company’s annual report on Form 10-K for the year ended December 31, 2018 (including any information incorporated by reference therein), (ii) the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, and (iii) the current reports on Form 8-K filed (but not furnished) by the Company since January 1, 2019.
“Purchase Price” has the meaning ascribed to such term in Section 2.2.
“Purchase Rights” means options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities.
“Purchaser” has the meaning ascribed to such term in the Preamble to this Agreement.
“Quinton” means Quinton Heights, LLC, a Kansas limited liability company, and its successors, and any of its assigns that is an Affiliate of Quinton Heights, LLC or such successor.
“Registration Rights Agreement” means the registration rights agreement substantially in the form set forth as Exhibit B to this Agreement.
“SEC” means the U.S. Securities and Exchange Commission, or any other U.S. federal agency at the time administering the Securities Act.

“Securities” or “Security” means Common Stock, Preferred Stock, Convertible Securities, Purchase Rights and any other shares of capital stock or equity interests or debt securities of the Company, whether or not issued or outstanding on the date of this Agreement.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.
“Series A Preferred Stock” has the meaning ascribed to such term in the Recitals to this Agreement.
“Shares” has the meaning ascribed to such term in the Recitals to this Agreement.
“Standstill Termination Date” means the date on which the total number of shares of Common Stock beneficially owned by the Purchasers and their Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Purchasers for purposes of Section 13(d) of the Exchange Act (including the Shares on an as-converted basis) is less than 5% of the Company’s outstanding Common Stock on a Fully-Diluted Basis.
“subsidiary” means with respect to the Company and at any time, any entity at such time directly or indirectly (i) wholly or majority owned by any of the Company or any other subsidiary of the Company or (ii) Controlled by any of the Company or any other subsidiary of the Company.
“Transactions” has the meaning ascribed to such term in Section 3.3.4 hereof.
“Underlying Securities” has the meaning ascribed to such term in Section 2.3.
“Voting Stock” means, with respect to any entity, all classes and series of capital stock of such entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of the directors, managers or trustees (or other persons performing similar functions), as the case may be, of such entity.
1.2    Interpretation. Except where otherwise expressly provided or unless the context otherwise necessarily requires, in this Agreement (including in the Recitals hereto):
(a)    Reference to a given Article, Section, Subsection, clause, or Exhibit is a reference to an Article, Section, Subsection, clause, or Exhibit of this Agreement.
(b)    The terms “hereof”, “herein”, “hereto”, “hereunder” and “herewith” refer to this Agreement as a whole.
(c)    Reference to a given agreement, instrument, document or law is a reference to that agreement, instrument, document or law as modified, amended, supplemented and restated through the date as of which such reference is made, and, as to any law, any successor law.

(d)    Reference to a person includes its predecessors, successors and permitted assigns.
(e)    The singular includes the plural and the masculine includes the feminine, and vice versa.
(f)     “Includes” or “including” means “including, for example and without limitation.”
(g)    References to “days” means calendar days.
(h)    Any item disclosed by a Party on any schedule to this Agreement shall be deemed to be disclosed and incorporated by reference into each other schedule or representation or warranty delivered or made by such Party in this Agreement, as though fully set forth therein.
ARTICLE 2

SUMMARY OF TRANSACTIONS
2.1    Sale and Purchase of Shares. Subject to the terms and conditions hereof, at the Closing, (i) the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase and acquire, the number of Shares specified opposite such Purchaser’s name in Schedule I hereto, at a purchase price of $1,000.00 per Share, and (ii) the Parties shall take or cause to be taken the other actions described in Section 3.2. Each Purchaser shall, severally and not jointly, be liable for only the purchase of the Shares that appear on Schedule I hereto that relate to such Purchaser. The Company’s agreement with each Purchaser is a separate agreement, and the sale of the Shares to be purchased by each Purchaser is a separate sale. The obligations of each Purchaser hereunder are expressly not conditioned on the purchase by the other Purchaser of the Shares such other Purchaser has agreed to purchase.
2.2    Purchase Price. The amount payable by each Purchaser for all of the Shares to be purchased by such Purchaser hereunder is set forth opposite such Purchaser’s name on Schedule I hereto (such amount, as applicable to a Purchaser, the “Applicable Purchase Price”). The Company shall, no later than two Business Days prior to the Closing Date, notify each Purchaser in writing of the account to which payment of the Applicable Purchase Price shall be made at the Closing. Each Purchaser shall pay the Applicable Purchase Price in immediately available funds at the Closing in accordance with Section 3.2.2, subject to the satisfaction or waiver of the conditions to closing contained herein.
2.1    Underlying Securities. The Shares will be convertible into shares of Common Stock, in the manner set forth in the Certificate of Designation. The shares of Common Stock into which the Shares may be converted, are referred to collectively herein as the “Underlying Securities.”

ARTICLE 3

CLOSING AND CLOSING CONDITIONS
3.1    Time and Place of the Closing. Subject to the terms and conditions hereof, the closing of the transactions contemplated by Section 2.1 (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 355 South Grand Avenue, Suite 100, Los Angeles, CA, 90071 at 10:00 A.M., New York time, on the second Business Day after fulfillment or waiver of the closing conditions, or at such other time on the same or such other date as the Company and the Purchasers mutually agree (the actual date of the Closing is referred to herein as the “Closing Date”).
3.2    Actions at the Closing. At the Closing, the Company and the Purchasers (as applicable) shall take or cause to be taken the following actions (the “Closing Actions”):
3.2.1    Delivery of Shares. In exchange for the payment referenced in Section 3.2.2 below, the Company shall deliver to each Purchaser, through the facilities of the Depository Trust Company (“DTC”), the Shares to be purchased by such Purchaser hereunder.
3.2.2    Payment of Purchase Price. Each Purchaser shall pay the Applicable Purchase Price to the Company by wire transfer in immediately available funds to the account designated by the Company pursuant to Section 2.2.
3.2.3    Opinions. The Company shall cause to be delivered to the Purchasers the opinion of Latham & Watkins LLP, special counsel for the Company, dated as of the Closing Date, substantially in the form set forth as Exhibit C to this Agreement.
3.2.1    Officers’ Certificate. The Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company shall deliver to the Purchasers a written certificate executed by such officers, dated as of the Closing Date, to the effect that:
(a)    for the period from and after the date of this Agreement and prior to the Closing, there has not occurred any downgrading, nor has any notice been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the corporate rating accorded the Company and its subsidiaries or in the rating accorded any securities or indebtedness of the Company or any of its subsidiaries, in each case, by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act;
(b)    for the period from and after the date of this Agreement and prior to the Closing, there has not occurred any Material Adverse Effect;

(c)    to the knowledge of such officers, the representations and warranties of the Company set forth in Article 4 were true and correct as of the date hereof and are true and correct as of the Closing Date (except to the extent that such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date); and
(d)    the Company has performed in all material respects all the covenants and agreements required to be performed by it at or prior to the Closing.
3.2.2    NYSE Supplemental Listing of Underlying Securities. The Company shall have submitted a supplemental listing application to the NYSE for the Underlying Securities, and the Company shall not have received any objection thereto from the NYSE.
3.2.3    Filing of Certificate of Designation. The Company shall cause the Certificate of Designation to be filed with the Secretary of State of the State of Delaware before the Closing.
3.2.4    Registration Rights Agreement. Each of the Company and the Purchasers shall execute and deliver the Registration Rights Agreement.
3.2.5    Good Standing Certificate. The Company shall cause to be delivered to the Purchasers a certificate of the Secretary of State of the State of Delaware, dated not more than three business days prior to the Closing Date (which shall be brought down on the Closing Date), to the effect that the Company is validly existing and in good standing.
3.2.6    Secretary’s Certificate. The Company shall cause to be delivered to the Purchasers a certificate of the Secretary or Assistant Secretary of the Company, certifying as to (1) the Company’s charter documents and by-laws, (2) board resolutions authorizing the issuance of the Shares, and (3) the incumbency of the officer authorized to execute this Agreement, the Registration Rights Agreement and the certificates evidencing the Shares, setting forth the name and title and bearing the signatures of such officer.
3.2.7    Additional Actions. The Parties shall execute and deliver, or cause to be executed and delivered, all other documents, and take such other actions, in each case as shall be necessary or appropriate, to consummate the transactions contemplated hereby, all in accordance with the provisions of this Agreement.
3.3    Conditions Precedent to Obligations of each Purchaser. The obligation of each Purchaser to consummate the purchase of the Shares to be purchased by such Purchaser at Closing shall be subject to each of the following conditions, any of which conditions may be waived by such Purchaser in its sole discretion:
3.3.1    Accuracy of Representations and Warranties. Each of the representations and warranties on the part of the Company set forth in Article 4 hereof shall be true and correct (without giving effect to any limitation or qualification as to “material” “materiality” or “Material Adverse Effect” set forth therein) as of the date hereof and as of the Closing Date (except to the extent that such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), as though then made, and the representations and warranties set forth in the officers’ certificate delivered pursuant to Section 3.2.4 shall be true and correct, except, in each case, where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect.
3.3.2    Performance of Closing Actions. The Company shall have performed in all material respects all the covenants and agreements required to be performed by it at or before Closing, including its Closing Actions.
3.3.3    No Material Adverse Effect. For the period from and after the date of this Agreement and prior to the Closing:
(a)    there shall not have occurred any Material Adverse Effect; and
(b)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the corporate rating accorded the Company and its subsidiaries or in the rating accorded any securities or indebtedness of the Company or any of its subsidiaries, in each case, by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.
3.3.4    Regulatory Approvals. Any waiting period (and any extension thereof) applicable under the HSR Act with respect to the execution, delivery or performance of this Agreement and the transactions contemplated hereby, including the purchase and sale of the Shares and/or the issuance of the Underlying Shares (collectively, the “Transactions”) shall have been terminated or shall have expired.
3.4    Conditions Precedent to Obligations of the Company. The obligation of the Company to consummate the sale of the applicable number of Shares to each Purchaser at the Closing shall be subject to the accuracy of the representations and warranties on the part of such Purchaser set forth in Article 5 hereof as of the date hereof and as of the Closing Date (except to the extent that such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), as though then made, and to each of the following additional conditions, any of which conditions may be waived by the Company in its sole discretion:
3.4.1    Performance of Closing Actions. Such Purchaser shall have performed in all material respects all the covenants and agreements required to be performed by it at or before Closing, including its Closing Actions.
3.4.2    Withholding Certificates. Such Purchaser shall at the Closing, and subsequently as requested by the Company, provide to the Company a duly completed and valid IRS Form W-9 or W-8 (of the type applicable to such Purchaser), as applicable, executed in its name or, if the Purchaser is a single-member entity that is disregarded for U.S. federal income tax purposes, the name of its single owner.
3.4.3    Regulatory Approvals. Any waiting period (and any extension thereof) applicable under the HSR Act with respect to the execution, delivery or performance of this Agreement and the Transactions shall have been terminated or shall have expired.
ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to the Purchasers as of the date hereof and as of the Closing Date that:
4.1    No Registration Required; Rule 144A Eligibility. Subject to compliance by the Purchasers with the representations and warranties set forth in Article 5 hereof, it is not necessary in connection with the offer, sale, issuance and delivery of the Shares to the Purchasers in the manner contemplated by this Agreement to register the Shares under the Securities Act. The Shares will not be, at the time of Closing, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system. The Company is subject to the reporting requirements of Section 13 of the Exchange Act.
4.2    No Integration of Offerings or General Solicitation. None of the Company, its Affiliates or, to the knowledge of the Company, any person acting on its or any of their behalf has, directly or indirectly, sold, solicited any offer to buy or offered to sell, or will, directly or indirectly, sell, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security (as defined in the Securities Act) which is or would be integrated with the offering and sale of the Shares in a manner that would require the Shares to be registered under the Securities Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf has engaged or will engage, in connection with the offering of the Shares, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.
4.3    Accurate Disclosure; Public Filings. Each Public Filing did not, when filed, and the Public Filings, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Public Filings, at the time they were filed with the SEC or, prior to the Closing Date, are filed with the SEC, complied or will comply in all material respects with the requirements of the Exchange Act.
4.4    The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
4.5    The Shares. The Shares have been duly and validly authorized for issuance, sale and delivery pursuant to this Agreement by all necessary corporate action on the part of the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement and the Certificate of Designation, the Shares will be duly and validly issued, fully paid and non-assessable, will not be subject to any preemptive or other similar rights or contractual encumbrances and will be convertible at the option of the holders thereof into the Underlying Securities in accordance with the Certificate of Designation.
4.6    Outstanding Capital Stock. The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the issued and outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.
4.7    The Underlying Securities. The Underlying Securities have been duly authorized and reserved for issuance upon conversion of the Shares by all necessary corporate action, and when issued and delivered upon conversion of the Shares, in the manner contemplated by the Certificate of Designation, will be validly issued, fully paid and non-assessable; and no preemptive or other similar rights or contractual encumbrances exist with respect to any of the Underlying Securities.
4.8    The Certificate of Designation. The Certificate of Designation has been duly authorized by the Company.
4.9    No Convertible Stock. Other than as disclosed in the Public Filings, there are no outstanding securities of the Company convertible into, exchangeable for or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock.
4.10    No Material Adverse Change. Except as otherwise disclosed in the Public Filings (excluding forward-looking disclosures contained in “Risk Factors” and “Forward-Looking Statements” or other similar sections thereof that disclose forward-looking information), since June 30, 2019, (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”); (ii) the Company and its subsidiaries, considered as one enterprise, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement; (iii) except for regular quarterly dividends on the Common Stock, in amounts per share that are consistent with past practice, there has been no cash dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock; and (iv) the Company and its subsidiaries have not issued or sold any shares of capital stock or other equity interests or any Convertible Securities, other than the Shares. Since June 30, 2019, the business of the Company and its subsidiaries has been conducted in the ordinary course of business in all material respects.
4.11    Independent Accountants. KPMG LLP, who have expressed their opinion with respect to certain of the financial statements included in the Public Filings, are independent registered public accountants with respect to the Company as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, and any non-audit services provided by KPMG LLP to the Company or any of its subsidiaries have been approved by the Audit Committee of the Board of Directors.
4.12    Preparation of the Financial Statements. The consolidated financial statements of the Company, including the notes thereto, included in the Public Filings present fairly the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified (subject in the case of unaudited statements to normal year-end audit adjustments, none or which are material). Such financial statements comply in all material respects as to form with the applicable accounting requirements of Regulation S-X under the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments). The financial statement schedules attached to such financial statements present fairly in accordance with Regulation S-X under the Securities Act the information required to be stated therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Public Filings under the Exchange Act.
4.13    Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Public Filings and to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement, the Certificate of Designation and the Shares. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.
4.14    Incorporation and Good Standing of the Subsidiaries. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, each subsidiary of the Company has been duly incorporated or formed , as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Public Filings. Each subsidiary of the Company is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing or equivalent status would not, individually or in the aggregate, result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock, or similar equity interest, of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable. None of the outstanding shares of capital stock of any subsidiary of the Company were issued in violation of any preemptive or other similar rights or contractual encumbrances. The only subsidiaries of the Company are (i) listed in Exhibit 21 to the Company’s annual report on Form 10-K for the year ended December 31, 2018 and (ii) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.
4.15    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or bylaws (or other organizational document), (ii) in default (“Default”) in the performance or observance of any obligation, agreement, covenant or condition under any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the properties or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), or (iii) is in violation of any statute, law, rule, regulation, judgment, order or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except with respect to clauses (ii) and (iii), for such Defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect.
The Company’s execution, delivery and performance of this Agreement, the Registration Rights Agreement, the issuance and delivery of the Shares or the Underlying Securities, the Company’s compliance with the Certificate of Designation and the consummation of the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or lapse of time or both, result in any violation of the charter or by laws (or other applicable organizational document) of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to any Existing Instrument and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any Governmental Entity, except with respect to clauses (ii) and (iii), for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges, encumbrances or violations as would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
No consent, approval, authorization or other order of, or registration or filing with, any Governmental Entity is required for the Company’s execution, delivery and performance of this Agreement or the issuance and delivery of the Shares or the Underlying Securities or the Company’s compliance with the Certificate of Designation, or the consummation of the transactions contemplated hereby and thereby, except for the filings contemplated by Section 6.6 or such as have been or will be obtained or made by the Company and are or will be in full force and effect under the Securities Act, and applicable state securities or blue sky laws within the appropriate time periods therefor.
4.16    No Material Actions or Proceedings. Except as otherwise disclosed in the Public Filings, there are no legal or governmental actions, suits, proceedings, inquiries or investigations pending or, to the Company’s knowledge, threatened (i) against the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries, which, in the case of clause (i) or (ii) above, would, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, considered as one enterprise, or materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder or under the Certificate of Designations or the Shares.
4.17    Absence of Labor Dispute; Compliance with Labor Laws. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ suppliers, manufacturers, customers or contractors that, in either case, would reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) there is (i) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries and (iii) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best of the Company’s knowledge, no union organizing activities taking place and (B) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.
4.18    Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, the “Intellectual Property Rights”) reasonably necessary for the conduct of the Company’s business as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.
4.19    All Necessary Permits, etc. The Company and its subsidiaries possess such licenses, certificates, authorizations, consents or permits (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to own, lease and operate their respective properties and to conduct their respective businesses except where the failure to so possess would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
4.20    Title to Properties. The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned by them in the Public Filings, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as (A) are described in the Public Filings or (B) do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary and except where failure to have such good and marketable title would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, considered as one enterprise. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary, except where the failure to hold such valid and enforceable leases would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, considered as one enterprise.
4.21    Tax Law Compliance. Except as would not, individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, (i) the Company and its subsidiaries have filed all necessary federal, state, local and foreign tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them and (ii) the Company has made adequate charges, accruals and reserves in accordance with GAAP in the financial statements included in the Public Filings in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.
4.22    Company Not an “Investment Company”. The Company is not, and, upon the issuance and sale of the Shares, receipt of payment for the Shares and application of the proceeds therefrom will not be, required to register as an “investment company” within the meaning of the Investment Company Act.
4.23    Insurance. The Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real property (other than immaterial owned or leased real property) owned or leased by the Company and its subsidiaries against damage, destruction, acts of vandalism, flood and earthquakes. All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except where failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries considered as one enterprise. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not be reasonably expected to have a Material Adverse Effect.
4.24    Compliance with Sarbanes-Oxley. The Company and its subsidiaries and, to the Company’s knowledge, their respective officers and directors have been and are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the SEC promulgated thereunder).
4.25    Internal Controls. The Company and its subsidiaries maintain a system of internal accounting controls that is in compliance with the Sarbanes-Oxley Act in all material respects and is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language included in the Public Filings fairly presents the information called for in all material respects and is prepared in accordance with the SEC’s rules and guidelines applicable thereto.
4.26    Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d‑15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any identified significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any identified fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
4.27    Compliance with Environmental Laws.  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (A) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (B) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (C) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (D) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (E) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (F) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release (as defined below) or threatened Release of any Material of Environmental Concern (as defined below), that could reasonably be expected to result in a violation of or liability under any Environmental Law (as defined below) on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.
 For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (A) the Release or threatened Release of Materials of Environmental Concern; and (B) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

4.28    Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.
4.29    Related Party Transactions. Except for any relationship as a result of the transactions contemplated by this Agreement, no relationship, direct or indirect, exists between or among any of the Company or any Affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any Affiliate of the Company, on the other hand, which is required by the Exchange Act to be disclosed in reports filed under the Exchange Act which is not so disclosed in the Public Filings. Except as otherwise disclosed in the Public Filings, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any Affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any Affiliate of the Company or any of their respective family members.
4.30    Solvency. The Company is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.
4.31    Brokers. Except for J.P. Morgan Securities LLC (“J.P. Morgan”), there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
4.32    Registration Rights Agreement; Registration Rights. The Registration Rights Agreement has been duly authorized and, at the Closing Date, will have been duly executed and delivered by the Company, and will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law. There are no persons with registration rights or other similar rights to have any securities registered for sale or sold by the Company under the Securities Act, other than those rights provided for in the Registration Rights Agreement.
4.33    ERISA Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect, (A) the Company, each of its subsidiaries and each “employee benefit plan” (as defined in Section 3(3) of ERISA) established or maintained by the Company or any of its subsidiaries are in compliance with the applicable provisions of ERISA and, to the knowledge of the Company, each “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) to which the Company, any of its subsidiaries or any of their ERISA Affiliates (as defined below) contributes (a “Multiemployer Plan”) is in compliance with ERISA; (B) no “reportable event” (as defined under Section 4043(c) of ERISA, other than an event for which the 30-day notice requirement is waived) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” subject to Title IV of ERISA that is established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates; (C) no “single employer plan” (as defined in Section 4001(a)(15) of ERISA) established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in Section 4001(a)(18) of ERISA); (D) none of the Company, any of its subsidiaries and any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971 or 4980B of the Code; (E) neither the Company nor any of its subsidiaries has incurred or reasonably expects to incur any liability under Section 4975 of the Code; and (F) each “employee benefit plan” established or maintained by the Company or any of its subsidiaries that is intended to be qualified under Section 401 of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member.
4.34     Anti-Corruption. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, considered as one enterprise, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any government official, including any officer or employee of a foreign government or government-controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or official thereof, or candidate for political office (each, a “Government Official”), or to any other person while knowing that all or some portion of the money or value will be offered, given or promised to a Government Official for the purposes of obtaining or retaining business or securing any other improper advantage, in each case in violation of the FCPA or any other applicable anti-corruption laws; and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with all applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except for such failures to comply or to institute and maintain policies and procedures that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, considered as one enterprise.
4.35    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”), except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, considered as one enterprise, and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
4.36    OFAC. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, considered as one enterprise, none of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) that is (and, to the knowledge of the Company, none of the foregoing persons or entities is owned or controlled by a Person that is) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) for the purpose of financing any activities of or business with any Person, or in any country or territory that, at the time of such financing, is the subject of Sanctions or (ii) in any other manner that will, to the Company’s knowledge, result in a violation by any Person (including any Person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.
4.37    Cybersecurity. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, considered as one enterprise, (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”): (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any Governmental Entity, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except for such non-compliance that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, considered as one enterprise.
ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
5.1    Representations and Warranties of Purchaser. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:
5.1.1    Organization, Authority and Power. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to enter into this Agreement, to consummate each of the transactions and undertakings contemplated hereby, and to perform all the terms and conditions hereof to be performed by it. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and consummation of each of the transactions and undertakings contemplated hereby and thereby have been duly authorized by all requisite action on its part under such Purchaser’s constituent or governing documents and applicable law.
5.1.2     Valid and Binding Obligations. This Agreement has been duly and validly executed and delivered, and is enforceable against such Purchaser in accordance with the terms thereof except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
5.1.3    Securities Law Matters. Such Purchaser hereby acknowledges that the offer and sale of the Shares and the Underlying Securities to such Purchaser are being made as a private placement pursuant to Section 4(a)(2) of the Securities Act and are not being registered under the Securities Act. Such Purchaser hereby acknowledges that neither the offer and sale of the Shares nor the offer and sale of the Underlying Securities have been registered under the Securities Act, or registered or qualified under any state securities laws, and the Shares and the Underlying Securities cannot be resold without registration thereunder or exemption therefrom. Such Purchaser is an “accredited investor,” as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, and will acquire the Shares and Underlying Securities for its own account, not as a nominee or agent, and not with a view to a sale or distribution thereof in violation of the Securities Act, any applicable state “blue sky” laws or any other applicable securities laws, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Shares or the Underlying Securities. Such Purchaser is an Institutional Account as defined in FINRA Rule 4512(c). Such Purchaser has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in the Shares and Underlying Securities, is purchasing the Shares with a full understanding of all of the terms, conditions and risks thereof, and at the Closing will bear and have the ability to bear the economic risk of this investment for an indefinite period of time, including, but not limited to, loss of such Purchaser’s entire investment therein. Such Purchaser understands and agrees to the terms and conditions under which the Shares are being offered.
5.1.4    Legends. Such Purchaser acknowledges that each certificate evidencing the Shares shall be endorsed with a legend substantially in the form set forth below, as well as any additional legend imposed or required by applicable securities laws:
“THE OFFER AND SALE OF THIS SECURITY (OR ITS PREDECESSOR) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY U.S. STATE. THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.
THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO KENNEDY-WILSON HOLDINGS, INC., OR ITS SUCCESSOR, (II) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.”
5.1.5    Restricted Securities. Such Purchaser acknowledges that the Shares and the Underlying Securities are “restricted securities” (as such term is defined in Rule 144 under the Securities Act) and must be held by such Purchaser unless subsequently resold or transferred in a transaction that is registered under the Securities Act or exempt from such registration. Such Purchaser agrees: (i) that such Purchaser will not sell, assign, pledge, give, transfer or otherwise dispose of the Shares or the Underlying Securities, or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to an effective registration statement covering the Shares or the Underlying Securities, as applicable, under the Securities Act and all applicable state or local securities laws, or in a transaction that is exempt from the registration provisions of the Securities Act and all applicable state or local securities laws and (ii) that the Company shall not be required to give effect to any purported transfer of the Shares or the Underlying Securities except upon compliance with the foregoing restrictions.
5.1.6    Access to Information; Independent Review. Such Purchaser acknowledges that it has been afforded an opportunity to request and to review all information considered by such Purchaser to be necessary to make an investment decision with respect to the Shares. Such Purchaser has received and reviewed information about the Company, has had an opportunity to discuss the Company’s business, management and financial affairs with its management and has conducted its own independent due diligence with respect to the Transactions.
5.1.7    Financial Capability. Such Purchaser at the Closing will have available funds necessary to consummate the Closing of the Shares to be purchased by it on the terms and conditions contemplated by this Agreement and to make any other necessary payment contemplated to be made hereunder at the Closing. Such Purchaser is not aware of any reason why the funds sufficient to fulfill its obligations under Article 2 (including the Applicable Purchase Price) will not be available at the Closing.
5.1.8    Ownership of Company Securities. Neither such Purchaser nor any of its Affiliates beneficially owns any share of Common Stock as of the date hereof.
5.1.9    Interested Stockholder.  As of the date hereof, such Purchaser is not an “interested stockholder” (as defined in Section 203(c)(5) of the General Corporation Law of the State of Delaware) of the Company.
5.1.10    NYSE Matters. Such Purchaser does not have an ownership interest equal to or greater than either 5% of the number of shares of Common Stock of the Company or 5% of the voting power outstanding of the Company, in each case, before the initial issuance of the Shares pursuant to this Agreement.
5.1.11    Reliance Upon Purchaser’s Representations. Such Purchaser understands and acknowledges that: (a) neither the Shares nor the Underlying Securities have been registered under the Securities Act; and (b) its representations and warranties contained herein are being relied upon by the Company as a basis for exemption of the sale of the Shares under the Securities Act. If any of the representations made by the Purchaser in connection with its purchase of Shares are no longer accurate, such Purchaser will promptly notify the Company.
5.1.12    Exculpation. Such Purchaser acknowledges that it is not relying upon J.P. Morgan in making its investment or decision to invest in the Company.
5.1.13    Certain ERISA Matters. Such Purchaser represents that the assets used to purchase the Shares will either (a) not constitute the assets of any plan subject to Part 4 of Title I of ERISA, Section 4975 of the Code or substantially similar law; or (b) will constitute the assets of such a plan, but the acquiring, holding and disposition of Shares will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a violation under any applicable substantially similar law.
5.1.14    Non-Reliance. Except as expressly set forth in Article 4, such Purchaser acknowledges and agrees that none of the Company or any of its subsidiaries, nor any other person, has made any representation or warranty, express or implied, at law or in equity, by statute or otherwise, and any other representations or warranties are hereby expressly disclaimed by the Company, including, without limitation, any implied representation or warranty as to condition, merchantability, suitability or fitness for a particular purpose and except as expressly covered by a representation and warranty contained in Article 4, none of the Company or any of its subsidiaries, nor any other person, has made any representation or warranty to such Purchaser or any of its Affiliates with respect to (i) any projections, estimates or budgets of future revenues, expenses or expenditures or future results of operations of the Company and its subsidiaries heretofore delivered to or made available to such Purchaser or its Affiliates or their respective counsel, accountants or advisors or (ii) any other information or documents (financial or otherwise) made available to such Purchaser or its Affiliates or their respective counsel, accountants or advisors with respect to the Company and its subsidiaries. Notwithstanding anything to the contrary herein, nothing in this Agreement shall operate to limit any claim by such Purchaser or any of its Affiliates for Fraud (it being understood and agreed that any such claim may only be asserted and/or prosecuted on behalf of a Purchaser by or under the direction of Quinton).
5.1.15    Appropriate Investment; Non-Violation. Such Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of Shares hereunder and participation in the Transactions (i) are fully consistent with such Purchaser’s financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Purchaser, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under such Purchaser’s charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which such Purchaser is bound and (v) are a fit, proper and suitable investment for such Purchaser, notwithstanding the substantial risks inherent in investing in or holding the Shares.
5.1.16    Placement Agent. Such Purchaser hereby acknowledges and agrees that (a) J.P. Morgan is acting solely as placement agent in connection with the Transactions and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for such Purchaser, the Company or any other person or entity in connection with the Transactions, (b) J.P. Morgan has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Transactions, (c) J.P. Morgan will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or Transactions, and (d) J.P. Morgan shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise, to such Purchaser, or to any person claiming through such Purchaser, in respect of the Transactions.
ARTICLE 6

ADDITIONAL COVENANTS
6.1    No Integration. The Company agrees that it will not and will cause its Affiliates not to sell, offer for sale or solicit offers to buy any security of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such sale, offer for sale or solicitation of an offer to buy would render invalid (for the purpose of the sale of the Shares by the Company to the Purchasers) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or otherwise.
6.2    Underlying Securities. The Company will cause the Underlying Securities to be approved for supplemental listing on the NYSE on or prior to the Closing Date.
6.3    Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares and the Common Stock.
6.4    Available Shares of Common Stock. The Company will reserve and keep available at all times, free of preemptive or other similar rights or contractual encumbrances (except for any preemptive rights held by the Purchasers), the full number of Underlying Securities.
6.5    No Restricted Resales. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Shares which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
6.6    Regulatory Filings. The Company and the Purchasers shall, as promptly as reasonably practicable, (i) make or cause their Affiliates to make all required filings with the U.S. Federal Trade Commission (“FTC”), Department of Justice (“DOJ”) and any other governmental entity required under the HSR Act with respect to the Transactions, (ii) make or cause their Affiliates to make any filing or notice required under any other antitrust or competition law or other law or regulation agreed by the parties to be applicable to the Transactions (iii) provide any supplemental information requested in connection with the HSR Act or such other antitrust, competition or other laws or regulations as promptly as practicable after such request is made; provided the Purchasers shall not be obligated to make any disclosures in violation of their obligations to their investors; and (iv) use their reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Entities that may be or become necessary in connection with the Transactions; provided that nothing in this Section 6.6 shall require, or be construed to require, the Purchasers or any of their Affiliates to agree to (x) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of the Purchasers or any of their Affiliates; (y) any material conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests; or (z) any material modification or waiver of the terms and conditions of this Agreement. The Company and each Purchaser shall, and shall cause its Affiliates to, furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission which is necessary under the HSR Act or such other applicable law or which is otherwise requested by the FTC or DOJ or other governmental entity and shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC and DOJ or other governmental entity. The Company shall bear all filing fees of the Parties incurred pursuant to this Section 6.6.
6.7    Rating Agency. The Company shall, as soon as possible and in any event within five days after the Closing Date, cause Standard & Poor’s Rating’s Services, a division of The McGraw-Hill Companies, Inc., or Moody’s Investor Services, Inc. or any other rating agency reasonably satisfactory to the Purchasers to rate the Series A Preferred Stock and to make such rating publicly available, and the Company shall cause one such ratings agency to continue to rate the Series A Preferred Stock. The Company shall bear the cost and reasonable, documented expenses incurred by the Parties pursuant to this Section 6.7.
6.8    Standstill. Each Purchaser hereby agrees that, until the Standstill Termination Date, unless specifically consented in writing by the Company to do so, neither such Purchaser nor its Affiliates will, or will cause or knowingly permit any of its or their directors, officers, partners, managers or employees to, in any manner, directly or indirectly: (i) effect or seek, initiate, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way advise or, assist any other person to effect or seek, initiate, offer or propose (whether publicly or otherwise) to effect or cause or participate in, any acquisition of any equity or equity-linked securities (or beneficial ownership thereof); any tender or exchange offer, merger, consolidation or other business combination involving the Company; any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; or any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company, provided, however, that notwithstanding the foregoing, nothing in this clause (i) shall prevent or limit (a) the ability of any director of the Company that is affiliated with such Purchaser to acquire, exercise or dispose of any stock options or other equity securities of the Company received as compensation for serving as a director, or perform his or her duties as a director of the Company or (b) the Purchasers and their Affiliates (and their respective directors, officers, partners, managers or employees) from purchasing equity or equity linked securities of the Company representing in the aggregate up to 15% of outstanding Common Stock on a Fully-Diluted Basis in the aggregate for the Purchasers and their Affiliates; (ii) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to any securities of the Company that seeks to do any of the actions prohibited by clause (i) above; (iii) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company, provided, however, that notwithstanding the foregoing, nothing in this clause (iii) shall prevent or limit the ability of any director of the Company that is affiliated with such Purchaser to serve as a director, or perform his or her duties as a director of the Company or any related activities of such Purchaser’s officers, employees or representatives in support of such director; (iv) take any action which could reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in this Section 6.8 (other than actions taken by a director of the Company in the performance of his or her duties as such); or (v) enter into any agreements, discussions or arrangements with any third party with respect to any of the foregoing (other than ordinary course discussions by a director of the Company in the performance of his or her duties as such).
6.9    DTC. The Company shall cause the Shares to be delivered through the facilities of DTC on the Closing Date.
6.10    Certain Information Rights. (a) The Company shall promptly advise the Purchasers in writing of the occurrence of any matter or event that would cause a Material Adverse Effect, that occurs on or after the date of this Agreement and prior to the Closing.
(b) Prior to the Closing and, so long as (i) the Eldridge Share Percentage is equal to or greater than 50% and (ii) the Eldridge Beneficial Ownership Percentage is equal to or greater than 5%, at any time from and after the Closing, the Company shall, and shall cause its subsidiaries to, afford and its accountants, counsel and other representatives, upon reasonable notice and at such reasonable times as may be requested by any Purchaser, reasonable access, to (x) consult with the management on significant business issues relating to the operation of the Company and its subsidiaries as may be reasonably requested by such Purchaser and (y) materials within the control of the Company as may be reasonably requested by such Purchaser; provided that if the Company reasonably believes it would be in the best interests of the Company to not provide any such materials to such Purchaser due to the sensitive nature of such materials (such materials, “Restricted Materials”), the Company shall notify such Purchaser of such determination and in good faith discuss the basis for such determination with such Purchaser and, following such discussion, the Company shall have no obligation to disclose to such Purchaser any materials that the Company reasonably believes are Restricted Materials, subject, in the case of clauses (x) and (y), to appropriate confidentiality undertakings with respect to any proprietary information and facilities.
(c) During any period in which the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and so long as (i) the Eldridge Share Percentage is equal to or greater than 50% and (ii) the Eldridge Beneficial Ownership Percentage is equal to or greater than 5%, the Company shall provide to the Purchasers (i) within 120 days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company for such fiscal year and (ii) within 45 days after the end of each fiscal quarter, unaudited consolidated financial statements of the Company for such fiscal quarter, provided that the Company shall not be required to deliver any such report with respect to the fourth fiscal quarter.
(d) Notwithstanding anything to the contrary, the rights set forth in clauses (b) and (c) above (x) will not apply at any time when any designee set forth in Section 7.1 is a member of the Board of Directors; and (y) will not be exercisable by any person other than the Purchaser (regardless of any transfer of any Shares or Underlying Securities).
6.11    Preferred Stock Directors. If the holders of the Shares and the holders of any “Voting Preferred Stock” (as defined in the Certificate of Designation) have the right (whether individually or together with any other classes of preferred stock of the Company) to vote for the election of any Preferred Stock Director (as defined in the Certificate of Designation), and the addition of such Preferred Stock Director to the Board of Directors would cause the size of the Board of Directors to exceed the limitations set forth in the Company’s Certificate of Incorporation, then the Company will use its commercially reasonable efforts to seek the resignation of a member of the Board of Directors so to permit the election of such Preferred Stock Director to the Board of Directors to be made without exceeding the limitations set forth in the Company’s Certificate of Incorporation.
ARTICLE 7

BOARD RIGHTS
7.1    Board Rights. (%4) Provided that (i) the Eldridge Share Percentage is equal to or greater than 50% and (ii) the Company and the Purchasers have received all approvals required under the HSR Act as set forth in Section 6.6, the Purchasers shall have the right, which must be exercised within 90 days after the receipt of all approvals required under the HSR Act as set forth in Section 6.6, to nominate one person for election to the Company’s Board of Directors (the “Board Designee”) in its sole discretion; provided, however, that such nominee shall (x) be qualified and suitable to serve as a member of the Board of Directors under all applicable corporate governance policies or guidelines of the Company and the Board of Directors, each as interpreted and applied in good faith, and applicable legal and regulatory requirements, (y) unless waived by the Board of Directors, meet the independence requirements of the New York Stock Exchange, or the applicable requirements of any other stock exchange, with respect to the Company; provided that the board seat, covenants and agreements contemplated by this Agreement (and payments made pursuant hereto) and ownership of any Shares by the Purchasers or any of their Affiliates shall not be considered for the purpose of the application of such independence requirements and (z) be reasonably acceptable to the Board of Directors (including the Nominating Committee of the Board of Directors) in its good faith discretion (it being understood and agreed that the individual named on Schedule 7.1 shall be deemed to be reasonably acceptable); and provided, further, that any proposed Board Designee make himself or herself reasonably available for interviews, to consent to such reference and background checks or other investigations and to provide such information (including information necessary to determine the nominee’s independence status under various requirements and institutional investor guidelines as well as information necessary to determine any disclosure obligations of the Company) as the Board of Directors or its Nominating and Governance Committee may reasonably request. The Purchasers’ rights under this Section 7.1(a) may not be transferred to any subsequent transferee of one or more of the Shares (other than an Affiliate of the Purchasers) or to any other person without the prior written consent of the Company. Promptly upon the receipt of an invoice therefor, the Company shall reimburse the Board Designee (or the employer of such Board Designee, if applicable) for the reasonable, documented out-of-pocket costs and expenses of such Board Designee in attending meetings of the Board of Directors and/or any committee thereof.
(a)    If the Purchasers nominate a Board Designee pursuant to Section 7.1(a), then so long as the Eldridge Share Percentage is equal to or greater than 50%, the Company shall nominate such Board Designee for election as a director or for re-election as a director at the end of each term of such Board Designee, as the case may be, as part of the slate proposed by the Company that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of the Board. In the event that any such Board Designee ceases to be a member of the Board, other than by reason of removal by the stockholders for cause, the Purchasers may select another person as a nominee for Board Designee to fill the vacancy created thereby and, subject to the provisos in Section 7.1(a), such nominee shall become such Board Designee and shall be appointed to fill such vacancy.
(a)    Director & Officer Liability Insurance. At any time that a representative of the Purchaser has been elected a member of the Board of Directors in accordance with this Section 7.1, the Company agrees to have in effect, at the expense of the Company, a director and officer liability insurance policy for the benefit of the Company and such representative to the same extent as the Company provides such insurance covering the other members of the Board of Directors.
(b)    The Purchasers shall cause any Board Designee to (i) comply with all Company policies, procedures, processes, codes, rules, standards and guidelines applicable to members of the Board, including the Company’s standards of conduct, securities trading policies, director confidentiality policies and corporate governance guidelines, and preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees.
ARTICLE 8

TERMINATION
8.1    Termination. This Agreement may be terminated at any time prior to the Closing, only in the following manner:
(a)    By mutual written agreement of the Company and the Purchasers;
(b)    By the Company upon written notice to the Purchasers or, solely, with respect to the sale of the Shares to be purchased by it, by any Purchaser upon written notice to the Company if the Closing shall not have occurred on or before December 31, 2019; provided, that such date may be extended by written notice by the Company or (solely with respect to the sale of the Shares to be purchased by it) any Purchaser, as the case may be, for a period not to exceed an additional 30 days, if the reason for such extension is the failure to satisfy one or more conditions to the applicable Closing and such Purchaser or the Company, as the case may be, reasonably believes that condition(s) to such Closing can be satisfied by the new termination deadline. Notwithstanding the foregoing, termination under this provision shall not be available to the requesting Party if the applicable Closing has not occurred solely by reason of any breach by such requesting Party under this Agreement;
(c)    Solely with respect to the sale of the Shares to be purchased by it, by any Purchaser upon written notice to the Company, if, (i) trading in securities generally on either the NYSE shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the SEC or the FINRA; (ii) a general banking moratorium shall have been declared by any federal or New York authority or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of such Purchaser is material and adverse and makes it impracticable or inadvisable to proceed with the Closing of the Shares to be purchased by it or to enforce contracts for the sale of securities.
8.2    Effect of Termination. In the event of any termination of this Agreement pursuant to Section 8.1, this Agreement shall become null and void and have no further effect, with no liability on the part of the Company or the Purchasers (or the applicable Purchaser, as the case may be), or their respective Affiliates, with respect to this Agreement, except (a) for the terms of this Section 8.2 and Article 9, which shall survive the termination of this Agreement, and (b) that nothing in this Section 8.2 shall relieve any party hereto from liability or damages incurred or suffered by any other party resulting from any intentional (x) breach of any representation or warranty of such first party or (y) failure of such first party to perform a covenant thereof. As used in the foregoing sentence, “intentional” shall mean an act or omission by such party which such party actually knew, or reasonably should have known, would constitute a breach of this Agreement by such party.
ARTICLE 9

MISCELLANEOUS
9.1    Notices. Any notice, statement, demand, claim, offer or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be sent by electronic mail, facsimile, hand messenger delivery, overnight courier service, or certified mail (receipt requested) to the other Party at the address set forth below:
(a)    If to the Company, to it at:
Kennedy-Wilson Holdings, Inc.
151 S. El Camino Drive
Beverly Hills, CA 90212
Email: mwindisch@kennedywilson.com and ilee@kennedywilson.com
Attention: Matthew Windisch and In Ku Lee
with a copy to:
Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, CA, 90071
Email: julian.kleindorfer@lw.com
Attention: Julian Kleindorfer
(b)    If to the Purchasers:
To Quinton Heights, LLC at:
Quinton Heights, LLC
600 Steamboat Road, Floor 2
Greenwich, Connecticut 06830
Email: legal@eldridge.com
Attention: Legal Department
To Security Benefit Life Insurance Company at:
Security Benefit Life Insurance Company
One Security Benefit Place
Topeka, Kansas 66636
Email: investmentlegal@securitybenefit.com
Attention: Legal Department
in each case, with a copy to:
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Email: mpollin@sidley.com
Attention: Myles C. Pollin
Each Party shall have the right to change the place to which notices shall be sent or delivered or to specify one additional address to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to the other Party. Any notice delivered electronically shall only be deemed to be duly given pursuant to this Agreement if such notice is also be sent not later than the following Business Day via overnight courier service or next day certified mail (receipt requested) to the applicable address specified in the preceding sentence.
9.2    Survival. The agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the delivery of and payment for the Shares and, unless otherwise set forth in this Agreement, the representations and warranties contained in this Agreement or in any certificate of officers of the Company delivered pursuant hereto shall survive until and including March 1, 2022 and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of any Party.
9.3    Entire Agreement; Amendments. This Agreement and any ancillary agreements among the Parties delivered in connection herewith constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, of the Parties with respect to the subject matter hereof. Any oral representations or modifications concerning this instrument shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged. This Agreement may be amended, waived or modified only by a written instrument executed by the Parties.
9.4    Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, and shall be enforceable by, the Parties and their respective successors and permitted assigns. Neither this Agreement, nor any right hereunder, may be assigned by any Party without the prior written consent of the other Party; except that consent shall not be required for an assignment by Purchaser to any Affiliate of Purchaser, provided that Purchaser shall provide written notice to the Company of any such assignment.
9.5    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
9.6    Expenses, Etc. The Company shall bear (a) all of the Company’s expenses incurred in connection with this Agreement and the transactions contemplated hereby and (b) all expenses of the Purchasers incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of its legal counsel.
9.7    Captions. The captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained herein.
9.8    Severability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
9.9    Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile or PDF signature, each of which shall constitute an original but all of which, taken together, shall constitute but one agreement.
9.10    No Waiver. Any failure of a Party to enforce any of the provisions of this Agreement or to require compliance with any of its terms at any time during the pendency of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of such Party thereafter to enforce any and each such provision.
9.11    Damages Waiver. No Party shall be liable for any special, punitive, exemplary, indirect or incidental damages or any other damages that were not reasonably forseeable.

9.12    Reliance by J.P. Morgan. J.P. Morgan, acting as financial advisor to the Company may rely on each representation and warranty of the Company in this Agreement and on each representation and warranty of the Purchasers made under Sections 5.1.3, 5.1.6, 5.1.12 and 5.1.16 hereof, in each case with the same force and effect as if such representation or warranty were made directly to J.P. Morgan. J.P. Morgan will be a third-party beneficiary of this Agreement to the extent provided in this Section 9.12.
9.13    Action by Purchasers. Whenever any action is required to be taken by the Purchasers, collectively, under this Agreement, such action shall be deemed to have been duly taken if such action is indicated to have been taken by Quinton, for itself and on behalf of the other Purchaser.

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

KENNEDY-WILSON HOLDINGS, INC.
By:    /s/ Matt Windisch
    Name: Matt Windisch
    Title: Executive Vice President
PURCHASERS:
QUINTON HEIGHTS, LLC

By:    /s/ Todd Boehly
    Name: Todd Boehly
    Title: Chief Executive Officer
SECURITY BENEFIT LIFE INSURANCE COMPANY

By:    /s/ Joseph Wittrock
    Name: Joseph Wittrock
    Title: Chief Investment Officer

SCHEDULE I
PURCHASERS

Name of Purchaser	Number of Shares to be Purchased	Applicable Purchase Price

Quinton Heights, LLC	80,000	$80,000,000

Security Benefit Life Insurance Company	220,000	$220,000,000

ACTIVE 248784068v.19

SCHEDULE 7.1

Mr. Todd Boehly

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATION FOR CONVERTIBLE SERIES A PREFERRED STOCK

EXHIBIT A

KENNEDY-WILSON HOLDINGS, INC.
CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151 of the General Corporation Law of the State of Delaware
5.75% SERIES A CUMULATIVE PERPETUAL
CONVERTIBLE PREFERRED STOCK
(par value $0.0001 per share)
Kennedy-Wilson Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:
The Board of Directors of the Corporation, in accordance with the resolutions of the Board of Directors of the Corporation dated October 16, 2019, the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”), the Amended and Restated Bylaws of the Corporation (the “Bylaws”) and applicable law, adopted the following resolution on such date creating a series of 300,000 shares of preferred stock, par value $0.0001 per share, of the Corporation designated as “5.75% Series A Cumulative Perpetual Convertible Preferred Stock”:
RESOLVED that, pursuant to the Certificate of Incorporation, the Bylaws and applicable law, a series of preferred stock, par value $0.0001 per share, of the Corporation be, and hereby is, created and designated as the “5.75% Series A Cumulative Perpetual Convertible Preferred Stock,” and the Board of Directors hereby fixes and determines the number of shares, the designations, voting power, preferences, participations, optional, relative or special rights, and the qualifications, limitations and restrictions thereof, of the shares of such series as set forth below:
5.75% SERIES A CUMULATIVE PERPETUAL
CONVERTIBLE PREFERRED STOCK
Section 1.Designation of Series and Number of Shares. The shares of such series of Preferred Stock shall be designated “5.75% Series A Cumulative Perpetual Convertible Preferred Stock” (the “Series A Preferred Stock”), and the authorized number of shares that shall constitute such series shall be 300,000 shares, which may be decreased (but not below the number of shares of Series A Preferred Stock then issued and outstanding) from time to time by the Board of Directors. Shares of outstanding Series A Preferred Stock that are purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of preferred stock of the Corporation undesignated as to series.
Section 2.Ranking. The Series A Preferred Stock will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (a) on a parity with each other class or series of capital stock the Corporation may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend and distribution rights and rights on liquidation, winding up or dissolution of the Corporation (collectively, “Parity Securities,” which term excludes the Series A Preferred Stock) and (b) senior to the Common Stock and each other class or series of capital stock the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend and distribution rights and rights on liquidation, winding-up or dissolution of the Corporation (the Common Stock and each such other class or series of capital stock referred to in this clause (b), collectively, “Junior Securities”).
Section 3.Definitions. As used herein with respect to the Series A Preferred Stock:
“2024 Notes” means the Corporation’s 5.875% Senior Notes due 2024.
“2024 Notes Indenture” means that certain Indenture, dated as of March 25, 2014, between Kennedy-Wilson, Inc. and Wilmington Trust, National Association, as supplemented by that certain Supplemental Indenture No. 1, dated as of March 25, 2014, among Kennedy-Wilson, Inc., the Corporation, the subsidiary guarantors named therein and Wilmington Trust, National Association, establishing the terms of the Corporation’s 2024 Notes, in each case, as in effect on the Issue Date.
“Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors.
“Business Day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.
“Bylaws” means the Amended and Restated Bylaws of the Corporation as in effect on the date hereof, as the same may hereafter be amended from time to time.
“Cash Acquisition” means a Fundamental Change that (i) occurs pursuant to clause (ii) of the definition of such term; (ii) constitutes a Reorganization Event whose Exchange Property consists solely of cash; and (iii) has a scheduled Effective Date that is before October 15, 2024.
“Certificate of Designations” means this Certificate of Designations relating to the Series A Preferred Stock, as it may hereafter be amended from time to time.
“Certification of Incorporation” means the Amended and Restated Certificate of Incorporation of the Corporation in effect on the date hereof, as it may hereafter be amended from time to time, and shall include this Certificate of Designations.
The term “close of business” means 5:00 p.m., New York City time.
“Closing Price” of the Common Stock on any date means the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) per share on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Closing Price” shall be the last quoted per share bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Closing Price” shall be the average of the mid-point of the per share last bid and ask prices for the Common Stock on the relevant date from a nationally recognized independent investment banking firms selected by the Corporation for this purpose.
“Common Stock” means the common stock, par value $0.0001 per share, of the Corporation, subject to Section 14.
“Corporation” means Kennedy-Wilson Holdings, Inc., a Delaware corporation.
“Conversion Date” has the meaning set forth in Section 9(e).
“Conversion Price” at any time means a dollar amount equal to $1,000 divided by the Conversion Rate in effect as of such time. The initial Conversion Price is $25.00.
“Conversion Rate” means 40.0000 shares of Common Stock per share of Series A Preferred Stock, subject to adjustment as set forth herein.
“Current Market Price” means, on any date, the average of the daily Closing Prices per share of the Common Stock on each of the ten consecutive Trading Days ending on, and including, such date.
“Depositary” means DTC or its nominee or any successor depositary duly appointed by the Corporation.
“Distributed Property” has the meaning set forth in Section 12(a)(iv).
“Dividend Payment Date” has the meaning set forth in Section 4(b).
“Dividend Period” has the meaning set forth in Section 4(b).
“Dividend Rate” means a rate per annum equal to 5.75%, subject to Section 15(b)(v).
“Dividend Threshold Amount” means an amount equal to $0.22 per quarter; provided, however, that the Dividend Threshold Amount will be adjusted in a manner inverse to, but otherwise at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to clauses (i), (ii), (iii), (iv) and (vi) of Section 12(a).
“DTC” means The Depository Trust Company and its successors or assigns.
“Effective Date” means the date on which the relevant Fundamental Change, Make-Whole Fundamental Change or Cash Acquisition, as applicable, becomes effective. For the avoidance of doubt, the Effective Date of a Make-Whole Fundamental Change pursuant to clause (ii) of the definition thereof will be the date the related Cash Acquisition becomes effective.

“Ex-Date,” when used with respect to any issuance or distribution on the Common Stock, means the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Excepted Person” means [Eldrige Entity] and each “affiliate” (as defined in Rule 144 under the Securities Act) thereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
“Exchange Property” has the meaning set forth in Section 14(a).
“Exchange Property Unit” has the meaning set forth in Section 14(a).
“Expiration Date” has the meaning set forth in Section 12(a)(vi).
“Fundamental Change” means the occurrence of any of the following:
(i)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act (other than (x) any Excepted Person or any “person” or “group” that includes an Excepted Person; (y) the Corporation and its Wholly Owned Subsidiaries; and (z) any employee benefit plan of the Corporation or its Wholly Owned Subsidiaries) files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of capital stock of the Corporation representing more than 50% of the total voting power of all shares of capital stock of the Corporation entitled to vote generally in the election of the Corporation’s directors;
(ii)    consummation of any consolidation or merger involving the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one of the Corporation’s subsidiaries; provided, however, that any consolidation, merger or similar transaction involving the Corporation pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) all classes of the Corporation’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (ii); or

(iii)    shares of the Common Stock cease to be listed for trading on any United States national securities exchange.
For the purposes of the preceding definition, any transaction or event described in both clause (i) and in clause (ii) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso).
“Fundamental Change Notice” has the meaning set forth in Section 11(d).
“Fundamental Change Repurchase Date” means the date fixed, in accordance with Section 11(b), for the repurchase of any Series A Preferred Stock in connection with a Fundamental Change.
“Fundamental Change Repurchase Price” means the cash price at which any share of Series A Preferred Stock is repurchased in connection with a Fundamental Change, computed in accordance with Section 11(c).
“Holder” means the Person in whose name the shares of the Series A Preferred Stock are registered, which may be treated by the Corporation, Transfer Agent, Registrar and paying agent as the absolute owner of the shares of Series A Preferred Stock for purposes of making payment and settling the related conversions and for all other purposes.
“Issue Date” means the date on which shares of the Series A Preferred Stock are first issued.
“Junior Securities” has the meaning set forth in Section 2.
“Liquidation Preference” means $1,000 per share of Series A Preferred Stock.
“Make-Whole Fundamental Change” means any of the following:
(i)    any transaction or event that constitutes a Fundamental Change pursuant to the definition of such term, without regard to the proviso in clause (ii) of such definition; provided, however, that a transaction or event described in clause (i) or (ii) of the definition of Fundamental Change will not constitute a Make-Whole Fundamental Change pursuant to this clause (i) if at least 90% of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock listed (or depositary receipts representing shares of common stock, which depositary receipts are listed) on any United States national securities exchange, or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Reorganization Event whose Exchange Property consists of such consideration; or
(ii)    the sending of any Redemption Notice calling the Series A Preferred Stock for redemption pursuant to Section 7(c);
provided, however, that if a Make-Whole Fundamental Change occurs pursuant to clause (ii) above relating to a Cash Acquisition, and such Cash Acquisition also constitutes a Make-Whole Fundamental Change pursuant to clause (i) above, then, notwithstanding anything to the contrary in this Certificate of Designations, only a single Make-Whole Fundamental Change will be deemed to have occurred in respect thereof, and such Make-Whole Fundamental Change will be deemed to occur solely pursuant to clause (ii) above.
“Make-Whole Fundamental Change Conversion” has the meaning set forth in Section 10(a).
“Make-Whole Fundamental Change Conversion Period” has the following meaning with respect to a Make-Whole Fundamental Change: (i) in the case of a Make-Whole Fundamental Change occurring pursuant to clause (ii) of the definition of such term, the period beginning on the date the Corporation sends the related Redemption Notice pursuant to Section 7(d) and ending on, and including, the fourth Business Day immediately before the Effective Date of such Make-Whole Fundamental Change; and (ii) in all other cases, the period beginning on the Effective Date of such Make-Whole Fundamental Change and ending on the date that is 30 days after such Effective Date.
“Make-Whole Shares” has the meaning set forth in Section 10(b).
“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“Nonpayment Event” has the meaning set forth in Section 15(b).
“Nonpayment Remedy” has the meaning set forth in Section 15(b).
“Offer to Repurchase” means any offer by the Corporation to repurchase shares of Series A Preferred Stock in connection with a Fundamental Change pursuant to Section 11.
The term “open of business” means 9:00 a.m., New York City time.
“Parity Securities” has the meaning set forth in Section 2.
“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
“Preferred Stock Director” has the meaning set forth in Section 15(b).
“Record Date” has the meaning set forth in Section 4(b).
“Redemption Date” has the meaning set forth in Section 7(d).
“Redemption Notice” has the meaning set forth in Section 7(d).
“Redemption Price” means the cash price at which any share of Series A Preferred Stock is redeemed, computed in accordance with Section 7(e).

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series A Preferred Stock, and its successors and assigns or any other registrar duly appointed by the Corporation.
“Reorganization Event” has the meaning set forth in Section 14(a).
“Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with accounting principles generally accepted in the United States, and as measured from the Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.
“Spin-Off” has the meaning set forth in Section 12(a)(iv).
“Stock Price” has the following meaning with respect to a Make-Whole Fundamental Change: (i) if (x) such Make-Whole Fundamental Change constitutes a Fundamental Change pursuant to clause (ii) of the definition of such term; and (y) holders of Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change, then the Stock Price is the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change; and (ii) in all other cases, the Stock Price is the average of the Closing Prices per share of Common Stock for the five consecutive Trading Days ending on, and including, the Trading Day immediately before the Effective Date of such Make-Whole Fundamental Change. For the avoidance of doubt, the Stock Price for a Cash Acquisition that constitutes a Make-Whole Fundamental Change pursuant to clause (ii) of the definition of “Make-Whole Fundamental Change” will be determined in accordance with clause (i) of the preceding sentence.
“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
“Trading Day” means any day on which (i) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (ii) there is no Market

Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.
“Transfer Agent” means Continental Stock Transfer & Trust Co. acting as Transfer Agent, Registrar and paying agent for the Series A Preferred Stock, and its successors and assigns, including any successor transfer agent duly appointed by the Corporation.
“Valuation Period” has the meaning set forth in Section 12(a)(iv).
“Voting Preferred Stock” means, as of any time, any and all series of preferred stock of the Corporation (other than the Series A Preferred Stock) that rank equally with Series A Preferred Stock either or both as to the payment of dividends and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which voting rights similar to those provided in Section 15(b) and Section 15(c) have been conferred and are exercisable as of such time.
“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.
Section 4.Dividends.
(a)Generally. From and after the Issue Date, Holders shall be entitled to receive, when, as and if authorized and declared by the Board of Directors, out of legally available funds, on a cumulative basis, cash dividends in the amount determined as set forth in this Section 4.
(b)Dividend Payment Dates and Record Dates. Subject to Section 4(a), dividends shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, a “Dividend Payment Date”) commencing on January 15, 2020. Each dividend will be payable to Holders of record as they appear in the stock register of the Corporation at the close of business on the first day of the month, whether or not a Business Day, in which the relevant Dividend Payment Date occurs (each such first day, a “Record Date”). Each period from and including a Dividend Payment Date (or, for the first Dividend Period, the Issue Date) to, but excluding, the following Dividend Payment Date, is herein referred to as a “Dividend Period.”
(c)Rate and Accrual of Dividends. Dividends, if, when and as authorized and declared by the Board of Directors, will be payable, for each outstanding share of Series A Preferred Stock, at an annual rate equal to the Dividend Rate on the $1,000 per share Liquidation Preference thereof. Dividends payable for a Dividend Period will be computed on the basis of a 360-day year of twelve 30-day months. If a scheduled Dividend Payment Date falls on a day that is not a Business Day, the dividend will be paid on the next Business Day with the same effect as if it were paid on the scheduled Dividend Payment Date, and no interest or other amount will accrue on such dividend for the period from and after that Dividend Payment Date to the date such dividend is paid. No interest or sum of money in lieu of interest will be paid on any dividend payment on shares of Series A Preferred Stock paid later than the scheduled Dividend Payment Date.
(d)Cumulation of Dividends. Dividends on the Series A Preferred Stock are cumulative. Dividends on each share of Series A Preferred Stock shall accrue in the manner provided in the second sentence of Section 4(c) from and after the Issue Date, whether or not declared, and whether or not there are earnings or profits, surplus or other funds or assets of the Corporation legally available for the payment of dividends.

(e)Dividend Blocker. Subject to the succeeding sentence, so long as any share of Series A Preferred Stock remains outstanding, (i) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Securities; and (ii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, unless, in each case, full dividends on all outstanding shares of Series A Preferred Stock and Parity Securities for all prior completed Dividend Periods, if any, have been paid (or have been declared and a sum sufficient for the payment thereof has been set aside). Notwithstanding anything to the contrary, this Section 4(e) will in no event prohibit or otherwise limit any of the following: (1) any dividend or distribution payable solely in Junior Securities, together with cash in lieu of any fractional security; (2) purchases, redemptions or other acquisitions of any Junior Securities in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business and consistent with past practices of the Corporation prior to the Issue Date, including, without limitation, (x) purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan, but only to the extent that such purchases do not exceed the Share Dilution Amount; (y) the forfeiture of unvested shares of restricted stock or share withholdings (including withholdings effected by means of a repurchase or similar transaction) or other surrender of shares to which the holder may otherwise be entitled upon exercise, delivery or vesting of equity awards (whether in payment of applicable taxes, the exercise price or otherwise); and (z) the payment of cash in lieu of fractional shares; (3) purchases of, or other payments in lieu of the issuance of, fractional interests in any Junior Securities pursuant to the conversion, exercise or exchange provisions of such Junior Securities or of any securities convertible into, or exercisable or exchangeable for, Junior Securities, (4) any dividends or distributions of rights or Junior Securities in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (5) purchases of Junior Securities pursuant to a contractually binding requirement to buy Junior Securities existing prior to the immediately preceding Dividend Payment Date (or, if no prior Dividend Payment Date, the Issue Date), provided that (x) such requirement is pursuant to a contract that is with a nationally recognized independent investment banking firm and provides for the purchase of such Junior Securities pursuant to an algorithm or other form of equity repurchase instructions customary for contracts of such nature; and (y) at the time such contractually binding requirement was entered into, the condition set forth in the first sentence of this Section 4(e) with respect to dividends on the outstanding shares of Series A Preferred Stock and Parity Securities was satisfied; (6) the exchange, reclassification or conversion of Junior Securities for or into other Junior Securities (together with the payment of cash in lieu of fractional securities); and (7) the adoption and implementation of an employee stock purchase program on customary terms, provided that the aggregate amount paid by the Corporation pursuant to this clause (7) cannot exceed $20,000,000 in any period of five years or $5,000,000 in any period of one year.
Subject to the succeeding sentence, for so long as any shares of Series A Preferred Stock remain outstanding, (i) no dividends shall be declared or paid or set aside for payment on any Parity Securities for any period (other than a dividend payable solely in shares of Junior Securities); and (ii) no shares of Parity Securities shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Parity Securities for or into Junior Securities or the exchange or conversion of Parity Securities for or into Junior Securities), unless, in each case, full dividends on all outstanding shares of Series A Preferred Stock for all prior completed Dividend Periods have been paid in full or declared and a sum sufficient for the payment thereof set aside for all outstanding shares of Series A Preferred Stock. To the extent the Corporation declares dividends on the Series A Preferred Stock and on any Parity Securities but does not make full payment of such declared dividends, the Corporation shall allocate the dividend payments on a pro rata basis among the holders of the shares of Series A Preferred Stock and the holders of any Parity Securities then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid dividends per share on the Series A Preferred Stock and all Parity Securities (which, in the case of any such Parity Securities shall not include any accumulation in respect of unpaid dividends for past dividend periods if such Parity Securities do not have a cumulative dividend) bear to each other.
Except as provided in the preceding paragraphs of this Section 4(e), this Certificate of Designations will not prohibit or otherwise restrict the declaration or payment of any dividend or distribution on Junior Securities or Parity Securities.
(f)No Right to Participatory Dividends. Without limiting the generality of Section 4(e) and Section 12, the Series A Preferred Stock shall not be entitled to participate in dividend or other distribution on any other class of capital stock of the Corporation.
(g)Method of Payment of Cash Dividends. Payments of cash for a declared dividend on any share of Series A Preferred Stock will be delivered to the Holder of such share by wire transfer to the account of such Holder provided in writing to the Corporation no later than the related Record Date (or, in the case of Series A Preferred Stock held in book-entry form through the Depositary, through a book-entry transfer through the Depositary).
(h)Payment of Accrued and Unpaid Dividends upon Conversion. Subject to Section 4(i), upon conversion of any share of Series A Preferred Stock, the Corporation will (but only to the extent the Corporation has funds legally available to do so) deliver, on or before the date such conversion must be settled pursuant to Section 16(d), to the Holder of such shares, cash (in addition to the other consideration due upon such conversion) in an amount equal to all accrued and unpaid dividends on such share to, but excluding, the related Conversion Date. For the avoidance of doubt, the Holder of any share of Series A Preferred Stock to be converted with a Conversion Date occurring after a Record Date and on or before the next Dividend Payment Date will not be required to remit any amounts to the Corporation in respect of the dividend, if any, due on such Dividend Payment Date.
(i)Treatment of Dividends When the Conversion Date, Redemption Date or Fundamental Change Repurchase Date Occurs After a Record Date and on or Before the Related Dividend Payment Date. Notwithstanding anything to the contrary in this Certificate of Designations, if the Conversion Date, Redemption Date or Fundamental Change Repurchase Date for any share of Series A Preferred Stock to be converted, redeemed or repurchased is after the Record Date for any declared dividend and on or prior to the related Dividend Payment Date, then (i) the Holder of record of such share as of the close of business on such Record Date shall receive such dividend on or, at the Corporation’s election, before such Dividend Payment Date, notwithstanding such conversion, redemption or repurchase, as applicable; and (ii) the cash payment referred to in the first sentence of Section 4(h) (in the case of a conversion), the Redemption Price (in the case of a redemption) or the Fundamental Change Repurchase Price (in the case of a repurchase), as applicable, will not include any accrued dividends in respect of the Dividend Period corresponding to such declared dividend referred to in this Section 4(i).
Section 5.Liquidation.
(a)In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders of each share of Series A Preferred Stock at the time shall be entitled to receive liquidating distributions in an amount equal to the Liquidation Preference of such share, plus an amount equal to all accrued and unpaid dividends on such share to, and including, the date of such liquidation, out of assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Corporation.
(b)In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series A Preferred Stock and amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to their full respective liquidating distributions (including, if applicable, accrued and unpaid dividends) to which they would otherwise be respectively entitled.
(c)The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.
Section 6.Maturity. The Series A Preferred Stock shall be perpetual unless converted or redeemed in accordance with this Certificate of Designations.
Section 7.Redemption at the Option of the Corporation.
(a)Redemption Prior to October 15, 2024; Generally. Other than in accordance with Section 7(c), prior to October 15, 2024, the Series A Preferred Stock shall not be redeemable at the option of the Corporation.
(b)Right to Redeem on or After October 15, 2024. The Corporation shall have the right, at its option, to redeem the Series A Preferred Stock, in whole but not in part, on a Redemption Date occurring on or after October 15, 2024, at the Redemption Price.
(c)Right to Redeem Prior to October 15, 2024 in Connection with a Cash Acquisition. If the Corporation executes and delivers an agreement whose performance would constitute a Cash Acquisition, then the Corporation shall have the right, at its option, to redeem the Series A Preferred Stock, in whole but not in part, on a Redemption Date occurring on the Effective Date of such Cash Acquisition, at the Redemption Price. A redemption pursuant to this Section 7(c) will be deemed to occur immediately before the consummation of such Cash Acquisition. Notwithstanding anything to the contrary in this Section 7(c), if, after sending a Redemption Notice for a redemption pursuant to this Section 7(c), the Corporation publicly announces that the related Cash Acquisition will not occur, then such Redemption Notice will be deemed to be automatically rescinded, without the need for any further action on the part of the Corporation or any other Person. In the case of any such rescission, the Corporation will, as soon as reasonably practicable, send notice of the same to each Holder, and any Conversion Date with respect to any share of Series A Preferred Stock that occurred on or after the date the Corporation sent such Redemption Notice and on or before the date the

Corporation sends such rescission notice will be deemed to have not occurred (without limiting the right of any Holder to subsequently convert any of its shares of Series A Preferred Stock).
(d)Redemption Notice. In order to exercise its right to redeem the Series A Preferred Stock pursuant to Section 7(b) or Section 7(c), the Corporation shall send notice (in accordance with Section 20) of such redemption (a “Redemption Notice”) not less than 30 days (and, in the case of a redemption pursuant to Section 7(b), no more than 60 days) prior to the date fixed for redemption (the “Redemption Date”) to the Holders, stating:
(i)the Redemption Date;
(ii)the Redemption Price;
(iii)the place or places where certificates for such shares of Series A Preferred Stock are to be surrendered for payment of the redemption price;
(iv)if the redemption is being made pursuant to Section 7(c), a statement to such effect, including that such Redemption Notice is being provided in connection with a Cash Acquisition, together with the information specified in Section 10(c) with respect to the related Make-Whole Fundamental Change Conversion Period, and that such Redemption Notice, and any conversions during such related Make-Whole Fundamental Change Conversion Period, will be automatically rescinded, in each case, if the Cash Acquisition is not consummated; and
(v)that the right of Holders to convert shares of Series A Preferred Stock called for redemption shall terminate at the close of business on the fourth Business Day prior to the Redemption Date.
Any such Redemption Notice provided by the Corporation shall be irrevocable, except as provided in Section 7(c).
(e)Redemption Price. Subject to Section 4(i), the Redemption Price for any share of Series A Preferred Stock to be redeemed on a Redemption Date will be a cash amount equal to the Liquidation Preference of such share plus accrued and unpaid dividends on such share to, but excluding, such Redemption Date.
(f)Effect of Redemption Notice. If notice of redemption of any shares of Series A Preferred Stock has been given and if the funds necessary for such redemption have been irrevocably set aside by the Corporation, separate and apart from its other funds, in trust for the benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then, subject to Section 4(i), from and after the Redemption Date (unless default shall be made by the Corporation in providing for the payment of the Redemption Price), dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the Redemption Price. In the event that any Redemption Date shall not be a Business Day, then payment of the Redemption Price need not be made on such Redemption Date but may be made on the next succeeding Business Day with the same force and effect as if made on such redemption date and no interest or other sums shall accrue on the amount so payable for the period from and after such Redemption Date to such next succeeding Business Day.
Upon surrender, in accordance with such notice, of the certificates representing shares of Series A Preferred Stock to be so redeemed (or, in the case of shares of Series A Preferred Stock held in book-entry form through the Depositary, upon satisfaction of the applicable procedures of the Depositary with respect to redemptions), such shares of Series A Preferred Stock shall be redeemed by the Corporation at the Redemption Price.
(g)No Other Rights of Redemption. The Series A Preferred Stock shall not be redeemable at the option of the Corporation other than in accordance with this Section 7.
(h)No Sinking Fund Obligations. The Series A Preferred Stock shall not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Series A Preferred Stock other than to the extent set forth in this Section 7 and in Section 11.
Section 8.Right to Convert. Subject to the other provisions of this Certificate of Designations, each Holder shall have the right, at such Holder’s option, to convert all or any portion of such Holder’s Series A Preferred Stock into the consideration provided in Section 16 and Section 4(h), which right may be exercised at any time by complying with the procedures set forth in Section 9; provided, however, that (i) the right of Holders to convert shares of Series A Preferred Stock called for redemption pursuant to Section 7 shall terminate at the close of business on the fourth Business Day prior to the related Redemption Date; and (ii) Holders who elect to have their Series A Preferred Stock repurchased pursuant to an Offer to Repurchase may not thereafter convert the shares Series A Preferred Stock subject to such election unless such election is validly withdrawn in accordance with Section 11(e).
Section 9.Conversion Procedures.
(a)Effect of Conversion. Subject to Section 4(i), effective immediately prior to the close of business on any Conversion Date for any share of Series A Preferred Stock, dividends shall no longer be authorized and declared, or accrue, on such shares of Series A Preferred Stock and such shares of Series A Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders to receive shares and any other payments to which they are otherwise entitled pursuant to this Certificate of Designations (including pursuant to Section 4(i)).
(b)Rights Relating to the Shares of Common Stock Issuable Upon Conversion. No allowance or adjustment, except pursuant to Section 12, shall be made in connection with the conversion of any shares of Series A Preferred Stock on account of dividends payable to holders of the Common Stock of record as of any date prior to the Conversion Date for such conversion. Prior to the close of business on the Conversion Date for the conversion of any Series A Preferred Stock, the shares of Common Stock issuable upon such conversion shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to such shares of Common Stock (including, without limitation, voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Series A Preferred Stock.
(c)Status of Converted Series A Preferred Stock. Shares of Series A Preferred Stock duly converted in accordance with this Certificate of Designations will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock, but not below the number of shares of Series A Preferred Stock then outstanding.
(d)When Holders Become Record Holders of the Common Stock Issuable Upon Conversion. The Person or Persons entitled to receive the Common Stock issuable upon conversion of Series A Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the Conversion Date for such conversion. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or other consideration (including payments of cash in lieu of fractional shares) to be issued, given or paid upon conversion of Series A Preferred Stock should be registered, given or paid, or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and give or make such payment, as applicable, in the name of the Holder and in the manner shown on the records of the Corporation or, in the case of global certificates or uncertificated shares, through book-entry transfer through the Transfer Agent or the Depositary, as applicable.
(e)Procedures to Convert. A Holder of any share of Series A Preferred Stock must do each of the following in order to convert such share:

(i)
complete and manually sign the conversion notice on the reverse of the certificate representing such share (or a facsimile of such conversion notice), and deliver such notice to the Transfer Agent, upon which delivery such notice will become irrevocable;

(ii)	surrender such share of Series A Preferred Stock to the Transfer Agent;

(iii)	if required, furnish appropriate endorsements and transfer documents; and

(iv)	if required, pay all transfer taxes.
If a Holder’s interest is a beneficial interest in shares of Series A Preferred Stock held in book-entry form through the Depositary, then, in order to convert, such Holder must instead comply with paragraphs (iii) and (iv) of this Section 9(e) and comply with the Depositary’s procedures for converting such beneficial interest.
The date on which a Holder complies with the applicable procedures in this Section 9(e) with respect to any share of Series A Preferred Stock to be converted is the “Conversion Date” for such share.
Section 10.Conversion upon Make-Whole Fundamental Change.
(a)Generally. If the Effective Date of a Make-Whole Fundamental Change occurs before October 15, 2024, and any share of Series A Preferred Stock is converted with a Conversion Date that occurs during the Make-Whole Fundamental Change Conversion Period for such Make-Whole Fundamental Change, then, subject to the other provisions of this Section 10, the Conversion Rate applicable to such conversion will be increased by an amount equal to the Make-Whole Shares for such Make-whole Fundamental Change (such a conversion with a Conversion Date occurring during such period, a “Make-Whole Fundamental Change Conversion”).
(b)Determination of the Make-Whole Shares. The “Make-Whole Shares” for a Make-Whole Fundamental Change shall be determined by reference to the table below (after interpolation as provided in, and subject to, the provisions below) for the Effective Date and Stock Price of such Make-Whole Fundamental Change:

	Stock Price
Effective Date	$21.87	$23.00	$24.00	$25.00	$26.00	$28.00	$30.00	$35.00	$40.00	$45.00	$55.00	$65.00	$80.00
October 15, 2019	5.7247	5.2675	4.8427	4.4734	4.1519	3.6217	3.2059	2.4881	2.0398	1.7377	1.3583	1.1274	0.8978
October 15, 2020	5.7247	5.1052	4.6707	4.2918	3.9619	3.4180	2.9928	2.2677	1.8282	1.5421	1.1972	0.9937	0.7913
October 15, 2021	5.7247	4.8068	4.3563	3.9626	3.6206	3.0594	2.6259	1.9108	1.5047	1.2569	0.9754	0.8134	0.6481
October 15, 2022	5.7247	4.3514	3.8703	3.4494	3.0865	2.5003	2.0622	1.3945	1.0657	0.8877	0.6987	0.5877	0.4666
October 15, 2023	5.7247	3.6756	3.1240	2.6440	2.2394	1.6185	1.2010	0.6984	0.5311	0.4564	0.3706	0.3135	0.2436
October 15, 2024	5.7247	3.4783	1.6667	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(i)	If the exact Stock Price or Effective Date is not set forth on the table:

(A)
if the Stock Price is between two prices in the table or the Effective Date is between two dates in the table, the number of Make-Whole Shares will be determined by straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower prices and the two dates, as applicable, based on a 365- or 366-day year, as applicable;

(B)	if the Stock Price is in excess of $80.00 per share (subject to adjustment pursuant to Section 10(b)(ii) below), then the number of Make-Whole Shares will be zero; and

(C)	if the Stock Price is less than $21.87 per share (subject to adjustment pursuant to Section 10(b)(ii) below), then the number of Make-Whole Shares will be zero.
(ii)The Stock Prices set forth in the table above shall be adjusted as of any date the Conversion Rate is adjusted pursuant to Section 12(a). The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Prices adjustment and the denominator of which is the Conversion Rate as so adjusted. Each of the number of Make-Whole Shares in the table shall also be subject to adjustment in the same manner as the Conversion Rate pursuant to Section 12(a).
(iii)Notwithstanding anything to the contrary in this Certificate of Designations, in no event will the Conversion Rate be increased to an amount that exceeds 45.7247 shares of Common Stock per share of Series A Preferred Stock, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to clauses (i), (ii), (iii), (iv), (v) and (vi) of Section 12(a).
(c)If the Effective Date of a Make-Whole Fundamental Change occurs before October 15, 2024, then, no later than such Effective Date, a written notice shall be sent (in accordance with Section 20) by or on behalf of the Corporation to the Holders. Such notice shall contain:
(i)a statement to the effect that the Make-Whole Fundamental Change has been effected, stating such Effective Date;
(ii)the beginning and ending dates of the related Make-Whole Fundamental Change Conversion Period;
(iii)the number of Make-Whole Shares and the amount and type of consideration due upon conversion of the Series A Preferred Stock with a Conversion Date occurring during such Make-Whole Fundamental Change Conversion Period; and
(iv)a brief description of the procedures a Holder must follow to exercise its conversion option.
(d)Shares Not Converted. For the avoidance of doubt, if a Holder does not elect to exercise the Make-Whole Fundamental Change Conversion option pursuant to this Section 10 in connection with a Make-Whole Fundamental Change, then, , unless such shares are repurchased by the Corporation, the shares of Series A Preferred Stock or successor securities held by it shall remain outstanding (subject to any subsequent redemption or repurchase by the Corporation, pursuant to Section 7 or Section 11, or any subsequent conversion) but shall not be entitled to the Make-Whole Shares in connection with such Make-Whole Fundamental Change.

(e)Conversion of Only a Portion of the Outstanding Series A Preferred Stock. In the event that a Make-Whole Fundamental Change Conversion is effected with respect to shares of Series A Preferred Stock or successor securities representing less than all the shares of Series A Preferred Stock or successor securities held by a Holder, then, upon such Make-Whole Fundamental Change Conversion, the Corporation or its successor shall execute and the Transfer Agent shall, unless otherwise instructed in writing, countersign and deliver to such Holder, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series A Preferred Stock or such successor securities of such Holder as to which a Make-Whole Fundamental Change Conversion was not effected.
Section 11.Offer to Repurchase Upon a Fundamental Change.
(a)Generally. If a Fundamental Change occurs, then, to the extent the Corporation has funds legally available to do so, the Corporation will offer to repurchase the outstanding shares of Series A Preferred Stock pursuant to this Section 11 on the related Fundamental Change Repurchase Date at the Fundamental Change Repurchase Price.
(b)Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date will be a Business Day of the Corporation’s choosing that is more than 35, nor less than 20, Business Days after the date the Corporation sends the related Fundamental Change Notice pursuant to Section 11(d); provided, however, that the Fundamental Change Repurchase Date may be extended to the extent necessary to comply with applicable law.
(c)Fundamental Change Repurchase Price. Subject to Section 4(i), the Fundamental Change Repurchase Price for any share of Series A Preferred Stock to be repurchased on a Fundamental Change Repurchase Date pursuant to this Section 11 will be a cash amount equal to the Liquidation Preference of such share plus accrued and unpaid dividends on such share to, but excluding, such Fundamental Change Repurchase Date.
(d)Notice of Fundamental Change. No later than the 20th calendar day after the Effective Date of a Fundamental Change, the Corporation will send (in accordance with Section 20) a notice (a “Fundamental Change Notice”) to each Holder stating:
(i)the occurrence of the Fundamental Change and its Effective Date;
(ii)the right of each Holder pursuant, and subject, to this Section 11 to cause the Corporation to repurchase all or any of its shares of Series A Preferred Stock;
(iii)the Fundamental Change Repurchase Price and the Fundamental Change Repurchase Date;
(iv)that any shares of Series A Preferred Stock not tendered for repurchase pursuant to the Offer to Repurchase will continue to accrue dividends pursuant to, and remain convertible in accordance with, their terms;
(v)that, unless the Corporation defaults in the payment of the Fundamental Change Repurchase Price pursuant to the Offer to Repurchase, any shares of Series A Preferred Stock accepted for repurchase pursuant to the Offer to Repurchase shall cease to accrue dividends on and after the Fundamental Change Repurchase Date, subject to Section 4(i);
(vi)that Holders electing to have shares of Series A Preferred Stock repurchased pursuant to the Offer to Repurchase will be required to surrender the certificate(s) representing such shares, to the Corporation at the address specified in the Fundamental Change Notice prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date;

(vii)that holders who elect to have shares of Series A Preferred Stock repurchased pursuant to the Offer to Repurchase will no longer be able to convert their Series A Preferred Stock into Common Stock unless such election is validly withdrawn no later than the close of business on the fourth Business Day preceding the Fundamental Change Repurchase Date; and
(viii)that Holders will be entitled to withdraw their election to cause the Corporation to redeem their Series A Preferred Stock in the manner provided in this Section 11 until the close of business on the fourth Business Day immediately preceding the Fundamental Change Repurchase Date.
(e)Effect on Conversion Rights; Withdrawal of Election for Shares to Be Repurchased. Holders who elect to have shares of Series A Preferred Stock repurchased pursuant to the Offer to Repurchase shall no longer be able to convert their Series A Preferred Stock into Common Stock unless such election is validly withdrawn. Holders of Series A Preferred Stock shall be entitled to withdraw their election to cause the Corporation to repurchase their Series A Preferred Stock by providing to the Corporation, not later than the close of business on the fourth Business Day immediately preceding the Fundamental Change Repurchase Date, a notice (in accordance with Section 20) setting forth the name of such Holder, the number of shares of Series A Preferred Stock delivered pursuant to the Offer to Repurchase and a statement that such Holder is withdrawing its election to have such shares repurchased pursuant to the Offer to Repurchase.
(f)Effect of Repurchase Notice. Upon surrender, in accordance with the Fundamental Change Notice, of the certificates representing any shares of Series A Preferred Stock to be repurchased pursuant to the relevant Offer to Repurchase (or, in the case of shares of Series A Preferred Stock held in book-entry form through the Depositary, upon delivery of such shares in accordance with the Fundamental Change Notice and the procedures of the Depositary), such shares of Series A Preferred Stock that have been so surrendered and not withdrawn shall be repurchased by the Corporation in cash at the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date. If a repurchase pursuant to this Section 11 is effected with respect to shares of Series A Preferred Stock representing less than all the shares of Series A Preferred Stock held by a Holder, then, upon such repurchase, the Corporation or its successor shall execute, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series A Preferred Stock held by the Holder as to which a repurchase in accordance with this Section 11 was not effected.
(g)Effect of Repurchase. If funds sufficient to repurchase all shares validly tendered in an Offer to Repurchase have been irrevocably set aside by the Corporation, separate and apart from its other funds, in trust for the benefit of the holders of the shares of Series A Preferred Stock so tendered for repurchase, then, subject to Section 4(i), from and after the Fundamental Change Repurchase Date (unless default shall be made by the Corporation in providing for the payment of the Fundamental Change Repurchase Price), dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the Fundamental Change Repurchase Price. In the event that any Fundamental Change Repurchase Date shall not be a Business Day, then payment of the Fundamental Change Fundamental Change Repurchase Price need not be made on such Fundamental Change Repurchase Date but may be made on the next succeeding Business Day with the same force and effect as if made on such Fundamental Change Repurchase Date and no interest or other sums shall accrue on the amount so payable for the period from and after such Fundamental Change Repurchase Date to such next succeeding Business Day.
(h)Legal Limitation and Limitations under 2024 Notes Indenture. Notwithstanding anything to the contrary in this Section 11,
(i)the Corporation will not be obligated to offer to repurchase, or to repurchase, any shares of Series A Preferred Stock pursuant to the preceding provisions of this Section 11 to the extent, and only to the extent, the Corporation does not have funds legally available to do so; and
(ii)if a Fundamental Change under this Certificate of Designations also constitutes a “Fundamental Change” (as defined in the 2024 Notes Indenture), then the Corporation’s obligations, pursuant to this Section 11, to offer to repurchase, or to repurchase, any shares of Series A Preferred Stock in connection with such Fundamental Change will be suspended until the completion of the related offer to purchase the 2024 Notes pursuant to the 2024 Notes Indenture, including the purchase of any 2024 Notes tendered pursuant thereto; provided, however, that if the offer to purchase the 2024 Notes is never completed, then the Fundamental Change Repurchase Date will be deemed to occur immediately after the time when the Corporation’s obligations under 2024 Notes are, or are deemed to be, discharged.
For purposes of this Section 11(h)(ii), (A) the term “2024 Notes Indenture” shall be deemed to include any indenture establishing the terms of debt securities that the Corporation may issue after the Issue Date pursuant to a transaction registered under the Securities Act of 1933, as amended, or a transaction exempt from such registration pursuant to Section 4(a)(2) thereof or Rule 144A or Regulation S promulgated thereunder, that contains financial covenants substantially identical to those set forth in the 2024 Notes Indenture and (B) the term 2024 Notes shall be deemed to include such debt securities.
Section 12.Anti-Dilution Adjustments.
(a)The Conversion Rate shall be subject to the following adjustments:
(i)Stock Dividends and Distributions. If the Corporation pays a dividend or other distribution on the Common Stock in shares of Common Stock (excluding an issuance solely pursuant to a Reorganization Event, as to which Section 14 will apply), then the Conversion Rate in effect immediately prior to the close of business on the record date for such dividend or distribution will be multiplied by the following fraction:

OS1
OS0
Where,

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution; and

OS1 =
the sum of the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Date plus the total number of shares of Common Stock issuable in such dividend or distribution.

Any adjustment made pursuant to this clause (i) shall become effective immediately after the close of business on such record date. If any dividend or distribution described in this clause (i) is authorized and declared but not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Corporation publicly announces its decision not to make such dividend or distribution, to such Conversion Rate that would be in effect if such dividend or distribution had not been declared.
(ii)Subdivisions, Splits and Combination of the Common Stock. If the Corporation subdivides, splits or combines the shares of Common Stock (excluding a change in the Common Stock resulting solely from a Reorganization Event, as to which Section 14 will apply), then the Conversion Rate in effect immediately prior to the open of business on the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS1
OS0
Where,

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on such effective date, without giving effect to such share subdivision, split or combination; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such share subdivision, split or combination.
Any adjustment made pursuant to this clause (ii) shall become effective immediately after the open of business on such effective date.
(iii)Issuance of Stock Purchase Rights. If the Corporation issues, to all or substantially all holders of the shares of Common Stock, rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans, or pursuant to a rights plan) entitling them, for a period of up to 45 days from the record date for such issuance, to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the Trading Day immediately before the date such distribution is announced, then the Conversion Rate in effect immediately prior to the close of business on such record date will be multiplied by the following fraction:

OS0 + X
OS0 + Y
Where,

OS0 =	the number of shares of Common Stock outstanding immediately before the open of business on the Ex-Date for such issuance;

X =	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by such Current Market Price.
Any adjustment made pursuant to this clause (iii) shall become effective immediately after the close of business on such record date. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Corporation publicly announces its decision not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to such Conversion Rate that would then be in effect had the adjustment to the Conversion Rate for such issuance been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights or warrants. In determining the aggregate price payable to exercise such rights or warrants for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, and any amount payable on exercise thereof, and the value of such consideration (if other than cash, to be determined by the Corporation in good faith).
(iv)Debt or Asset Distributions. If the Corporation distributes to all or substantially all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding (t) a distribution of rights pursuant to a rights plan, except to the extent provided in Section 12(b), (u) an issuance solely pursuant to a Reorganization Event (as to which Section 14 will apply), (v) any dividend or distribution referred to in clause (i) of this Section 12(a), (w) any rights or warrants referred to in clause (iii) of this Section 12(a), (x) any dividend or distribution paid exclusively in cash, (y) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, and (z) any Spin-Off) (such evidences of indebtedness, shares of capital stock, securities, cash or other assets, the “Distributed Property”), then the Conversion Rate in effect immediately prior to the close of business on the record date for such distribution will be multiplied by the following fraction:

SP0
SP0 - FMV
Where,

SP0 =	the Current Market Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV =	the fair market value, as of such Ex-Date, of the amount of Distributed Property distributed to one share of Common Stock, as determined by the Corporation in good faith.

Any adjustment made pursuant to the preceding paragraph shall become effective immediately after the close of business on such record date. Notwithstanding anything to the contrary in this clause (iv), if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive, for each share of Series A Preferred Stock held by such Holder on such record date, at the same time and on the same terms as holders of Common Stock, the amount and kind of Distributed Property that such Holder would have received on account of such distribution if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.
If the Corporation makes a distribution to all or substantially all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests, of, or relating to, a subsidiary or other business unit of the Corporation (other than solely pursuant to a Reorganization Event, as to which Section 14 will apply) (a “Spin-Off”), then the Conversion Rate in effect immediately before the close of business on the record date for such Spin-Off will be multiplied by the following fraction:

MP0 + MPS
MP0
Where,

MP0 =	the average of the Closing Prices per share of Common Stock over the first 10 consecutive Trading Days commencing on, and including, the Ex-Date for such Spin-Off (the “Valuation Period”); and

MPS =
the fair market value, as determined by the Corporation in good faith, of the portion of such capital stock or similar equity interests so distributed applicable to one share of Common Stock (or, if such capital stock or similar equity interests are listed on a U.S. national or regional securities exchange, the product of (x) the average of the Closing Prices per share or unit of the capital stock or equity interests distributed in such Spin-Off for each Trading Day during the Valuation Period (such average and Closing Prices to be determined as if references to Common Stock in the definitions of Closing Price, Trading Day and Market Disruption Event were instead references to such capital stock or equity interests); and (y) the number of shares or units of such capital stock or equity interests distributed per share of Common Stock in such Spin-Off).

The adjustment to the Conversion Rate under the preceding paragraph shall become effective immediately after the close of business on such record date. If any share of Series A Preferred Stock is converted with a Conversion Date that occurs on or after such record date, then settlement of such conversion shall be delayed to the extent, and only to the extent, necessary in order to complete the calculations provided in the preceding paragraph.

In the event that a dividend, distribution or Spin-Off described in this clause (iv) is not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Corporation publicly announces its decision not to pay or make such dividend, distribution or Spin-Off, to the Conversion Rate that would then be in effect if such dividend, distribution or Spin-Off had not been declared.
(v)Cash Distributions. If the Corporation makes a distribution consisting exclusively of cash to all or substantially all holders of the Common Stock (excluding (w) any regular quarterly cash dividend on the Common Stock to the extent that such dividend does not exceed the then-applicable Dividend Threshold Amount; (x) any cash that is distributed in a Reorganization Event; (y) any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding up; and (z) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries), then in each event, the Conversion Rate in effect immediately prior to the close of business on the record date for such distribution will be multiplied by the following fraction:

SP0
SP0 - DIV
Where,

SP0 =	the Closing Price per share of Common Stock on the Trading Day preceding the Ex-Date for such distribution; and

DIV =
the amount of cash distributed per share of Common Stock in such distribution; provided, however, that if such distribution is a regularly scheduled quarterly cash dividend, then “DIV” will instead be equal to the excess, if any, of (x) the amount of cash distributed per share of Common Stock in such distribution over (y) the then-applicable Dividend Threshold Amount.

Any adjustment made pursuant to this clause (v) shall become effective immediately after the close of business on such record date.
In the event that any distribution described in this clause (v) is not so made, the Conversion Rate shall be readjusted, effective as of the date the Corporation publicly announces its decision not to pay such distribution, to the Conversion Rate which would then be in effect if such distribution had not been declared.
Notwithstanding the foregoing, if “DIV” as set forth above is equal to or greater than “SP0” as set forth above, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive, for each share of Series A Preferred Stock held by such Holder on such record date, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received on account of such distribution if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.
(vi)Self Tender Offers and Exchange Offers. If the Corporation or any of its Subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), then the Conversion Rate in effect immediately before the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

AC + (SP0 x OS1)
OS0 x SP0

Where,

SP0 =	the Closing Price per share of Common Stock on the Trading Day immediately succeeding such Expiration Date;

OS0 =
the number of shares of Common Stock outstanding immediately prior to the expiration of such tender or exchange offer, including any shares validly tendered and not withdrawn in such tender or exchange offer;

OS1 =
the number of shares of Common Stock outstanding immediately after the expiration of such tender or exchange offer, excluding any shares validly tendered and not withdrawn in such tender or exchange offer; and

AC =
the aggregate amount of cash, plus the fair market value of all non-cash consideration, payable in such tender or exchange offer, as determined by the Corporation in good faith, for all shares of Common Stock purchased or exchanged in such tender or exchange offer.

Any adjustment made pursuant to this clause (vi) shall become effective immediately after the close of business on the Trading Day immediately following such Expiration Date. To the extent that the Corporation, or one of its Subsidiaries, is obligated to purchase or exchange shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation, or such Subsidiary, is permanently prevented by applicable law from effecting any such purchases or exchanges, or any of such purchases or exchanges are rescinded, then the Conversion Rate shall be readjusted to be such Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer. For the avoidance of doubt, except as set forth in the preceding sentence, the application of the foregoing formula to any tender offer or exchange offer shall not result in a decrease in the Conversion Rate.

(b)Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, then, upon conversion of any shares of the Series A Preferred Stock, Holders will receive, in addition to the shares of Common Stock issuable upon such conversion, the rights under the rights plan, unless, prior to such Conversion Date, the rights have separated from the shares of Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of the Common Stock as described in clause (iv) of this Section 12(a), subject to readjustment in the event of the expiration, termination or redemption of such rights.
(c)Voluntary Adjustments. Subject to any applicable requirements of the New York Stock Exchange, the Corporation may make such increases in the Conversion Rate, in addition to any other adjustments required by this Section 12, if the Board of Directors deems it to be in the best interests of the Corporation or otherwise advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes, or for any other reason.
(d)Calculations. All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock.
(e)No Adjustment if Holders Participate. No adjustment to the Conversion Rate shall be made pursuant to clauses (iii), (iv), (v) or (vi) of Section 12(a) if each Holder participates in the applicable dividend, distribution or Spin-Off that would otherwise give rise to an adjustment, as a result of holding the Series A Preferred Stock, without having to convert the Series A Preferred Stock, as if each Holder held, on the record date for such dividend, distribution or Spin-Off, a number of shares of Common Stock equal to the product of (i) the total number of shares of Series A Preferred Stock held by such Holder as of such record date; and (ii) Conversion Rate in effect on such record date.
(f)Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Certificate of Designations, if:
(A)a Conversion Rate adjustment for any dividend or distribution becomes effective on any record date pursuant to clause (i), (iii), (iv) or (v) of Section 12(a);
(B)a share of Series A Preferred Stock is to be converted;
(C)the Conversion Date for such conversion occurs on such record date;
(D)the consideration due upon such conversion includes any whole shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and
(E)such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 9(d)), then (x) such Conversion Rate adjustment will not be given effect for such conversion; (y) the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution; and (z) there will be added, to the consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution.

(g)Deferral Exception. If an adjustment to the Conversion Rate otherwise required by this Section 12 would result in a change of less than one percent to the Conversion Rate, then, notwithstanding anything to the contrary in this Certificate of Designations, the Corporation may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in a change of at least one percent to the Conversion Rate; and (ii) the Conversion Date of any Series A Preferred Stock.
(h)Events Not Requiring an Adjustment. The Conversion Rate shall not be adjusted:
(i)upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(ii)upon the issuance of any shares of the Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;
(iii)upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;
(iv)for a change in the par value or no par value of the Common Stock; or
(v)for accrued and unpaid dividends on the Series A Preferred Stock.
(i)Notice of Adjustments. As soon as reasonably practicable following the effective date of any adjustment to the Conversion Rate pursuant to Section 12(a) or Section 12(c), the Corporation shall provide, or cause to be provided, a written notice to the Holders of such adjustment, setting forth, in reasonable detail, the method by which such adjustment was determined and setting forth the revised Conversion Rate.
Section 13.Equitable Adjustments to Prices. Whenever any provision of this Certificate of Designations requires the Corporation to calculate the average of the Closing Prices, or any function thereof, over a period of multiple days (including to calculate the Stock Price, the Current Market Price or an adjustment to the Conversion Rate), the Corporation will make appropriate adjustments, if any, in good faith to such calculations to account for any adjustment to the Conversion Rate pursuant to clauses (i), (ii), (iii), (iv), (v) or (vi) of Section 12(a) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Date or effective date, as applicable, of such event occurs, at any time during such period.
Section 14.Reorganization Events.
(a)Generally. If there occurs any:
(i)consolidation or merger of the Corporation with or into another Person;
(ii)sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation;
(iii)reclassification of the Common Stock;
(iv)statutory exchange of the Corporation’s securities with another Person (other than in connection with a merger or acquisition); or
(v)other similar event,
and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Reorganization Event,” and such other securities, cash or property, the “Exchange

Property,” and the amount and kind of Exchange Property that a holder of one share of Common Stock would be entitled to receive on account of such Reorganization Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), an “Exchange Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations, and without the need for the consent of any Holder,
(A)    from and after the effective time of such Reorganization Event, (1) the consideration due upon conversion of any Series A Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Certificate of Designations were instead a reference to the same number of Exchange Property Units; and (2) for purposes of the definition of “Fundamental Change” and “Make-Whole Fundamental Change,” the terms “Common Stock” and “capital stock” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Exchange Property; and
(B)    for these purposes, the Closing Price of any Exchange Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Exchange Property Unit or portion thereof, as applicable, determined in good faith by the Corporation (or, in the case of cash denominated in U.S. dollars, the face amount thereof).
(b)Determination of the Composition of the Exchange Property Unit. In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in an Reorganization Event, the consideration that the Holders are entitled to receive shall be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock in such Reorganization Event.
(c)Successive Application. The above provisions of this Section 14 shall similarly apply to successive Reorganization Events, and the provisions of Section 12 shall apply to any shares of capital stock forming part of the Exchange Property Unit of the applicable Reorganization Event.
(d)Notice of Reorganization Event. The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the composition of the Exchange Property Unit. Failure to deliver such notice shall not affect the operation of this Section 14.
Section 15.Voting Rights.
(a)Right to Vote with Common Stockholders as Single Class. Subject to the continued listing standards of the New York Stock Exchange, (i) Holders of Series A Preferred Stock shall have the right to vote, together with holders of the outstanding shares of Common Stock as a single class, on any and all matters requiring the vote of common stockholders under applicable law and on all other matters put before holders of the Common Stock for a vote; and (ii) any such vote by Holders shall be on an “as converted” basis, such that each Holder will be deemed, for purposes of such vote, to be the holder of record, on the applicable record date for such vote, of a number of shares of Common Stock equal to the whole number of shares of Common Stock that such Holder would have been entitled to receive upon conversion of all of such Holder’s Series A Preferred Stock as of such record date, assuming the Conversion Date for such conversion occurred on such record date. In addition, holders of Series A Preferred Stock shall have the other voting rights set forth in this Section 15 and any other voting rights as may from time to time be required by applicable law.
(b)Right to Elect Two Directors Upon Nonpayment Events.
(i)Whenever dividends on any shares of Series A Preferred Stock or any other series of Voting Preferred Stock shall not have been declared and paid, on a cumulative basis, for the equivalent of four or more Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall (subject to the terms of the Certificate of Incorporation) automatically be increased by two and the holders of Series A Preferred Stock, together with the holders of any outstanding shares of Voting Preferred Stock, voting together as a single class, shall be entitled to vote for the election of the two additional directors (each, a “Preferred Stock Director”), provided that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may then be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that the Board of Directors shall, at no time, include more than two Preferred Stock Directors.
(ii)In the event that the holders of the Series A Preferred Stock, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Series A Preferred Stock or of any other such series of Voting Preferred Stock then outstanding (provided that such request is received at least 90 calendar days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, failing which election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders during the continuance of such Nonpayment Event. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series A Preferred Stock or Voting Preferred Stock then outstanding, and delivered to the Secretary of the Corporation in such manner as provided for in Section 20 below, or as may otherwise be required by law.
(iii)If and when all accrued and unpaid dividends in respect of all prior completed Dividend Periods have been paid in full, or declared and a sum sufficient for such payment shall have been set aside, on the Series A Preferred Stock and any other series of Voting Preferred Stock for at least two consecutive Dividend Periods after a Nonpayment Event (a “Nonpayment Remedy”), the holders of the Series A Preferred Stock shall immediately and, without any further action by the Corporation, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent Nonpayment Event (and the number of Dividend Periods in which dividends have not been declared and paid shall be reset to zero). If such voting rights for the Series A Preferred Stock and all other holders of Voting Preferred Stock shall have terminated, the term of office of each Preferred Stock Director so elected shall forthwith terminate and the number of directors on the Board of Directors shall automatically be reduced accordingly. In determining whether dividends have been paid for two Dividend Periods following a Nonpayment Event, the Corporation may take account of any dividend that it elects to pay for such a Dividend Period after the regular Dividend Payment Date for that Dividend Period has passed.
(iv)Any Preferred Stock Director may be removed with cause in accordance with the Delaware General Corporation Law. Any Preferred Stock Director may also be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series A Preferred Stock and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). In the event that a Nonpayment Event shall have occurred and there has not been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series A Preferred Stock and Voting Preferred Stock (voting together as a single class), when they have the voting rights described above; provided that the filling of each vacancy will not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (provided that such request is received at least 90 calendar days before the date fixed for the next annual or special meeting of the stockholders, failing which election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.
(v)Notwithstanding anything to the contrary in this Section 15(b), if the Holders of the Series A Preferred Stock and the holders of any Voting Preferred Stock have the right to vote for the election of any Preferred Stock Director, and the addition of such Preferred Stock Director to the Board of Directors would cause the size of the Board of Directors to exceed the limitations set forth in the Certificate of Incorporation, then such Preferred Stock Director will not take office until and unless the addition of such Preferred Stock Director to the Board of Directors would not cause the size of the Board of Directors to exceed the limitations set forth in the Certificate of Incorporation.
If any Preferred Stock Director is unable to take office as result of the preceding paragraph, then the Dividend Rate will be increased to 7.75% per annum during the period from, and including, the date on which the related Nonpayment Event shall have first occurred and ending on, but excluding, the earlier of the date on which (x) such Preferred Stock Director takes office in accordance with the provisions of this Section 15(b); or (y) all accrued and unpaid dividends in respect of all prior completed Dividend Periods have been paid in full, or declared and a sum sufficient for such payment shall have been set aside, on the Series A Preferred Stock and any series of Voting Preferred Stock for at least two consecutive Dividend Periods after such Nonpayment Event, and on and after such earlier date, the Dividend Rate will be 5.75% per annum (subject to the application of this paragraph to any subsequent Nonpayment Event).
(c)Other Voting Rights. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and any Voting Preferred Stock then outstanding (subject to the last paragraph of this Section 15(c)) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(i)Authorization of Senior or Parity Stock. Any amendment or alteration of the Certificate of Incorporation or this Certificate of Designations to authorize or create, or increase the authorized amount of, any shares of any specific class or series of capital stock of the Corporation ranking senior to or equal with the Series A Preferred Stock with respect to either or both the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;
(ii)Amendment of Series A Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designations so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or
(iii)Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless, in each case, either (A)(x) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof of the District of Columbia and (y) such shares of Series A Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A Preferred Stock immediately prior to such consummation; or (B) such exchange, reclassification, merger or consolidation constitutes a Cash Acquisition with respect to which a Make-Whole Fundamental Change has occurred pursuant to clause (ii) of the definition of such term as a result of the Corporation having exercised its right to redeem the Series A Preferred Stock pursuant to Section 7(c);
provided, however, that for all purposes of this Section 15(c), (x) none of the following will be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock: (1) any increase in the amount of the Corporation’s authorized but unissued shares of preferred stock; and (2) the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock of the Corporation ranking junior to the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-

cumulative) and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation; and (y) any binding share exchange, reclassification, merger or consolidation that satisfies the requirements of clause (A) or (B) of Section 15(c)(iii) will not require the consent of any Holders pursuant to Section 15(c)(i) or Section 15(c)(ii).
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 15(c) would materially and adversely affect one or more but not all series of Voting Preferred Stock (including the Series A Preferred Stock for the purpose of this paragraph), then only the series of Voting Preferred Stock materially and adversely affected and entitled to vote shall vote as a class in lieu of all other series of Voting Preferred Stock.
(d)Change for Clarification. Without the consent of the Holders of the Series A Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series A Preferred Stock:
(i)to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be ambiguous, defective or inconsistent; or
(ii)to make any provision with respect to matters or questions relating to the Series A Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations, so long as the same does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof of the Series A Preferred Stock;
provided, however, that if any such amendment, alteration, supplement or repeal pursuant to clause (i) adversely affects the rights, preferences, privileges or voting powers of the Series A Preferred Stock, then, prior to, or concurrently with, effectuating the same, the Corporation will provide, to the Transfer Agent (with a copy to each Holder upon request), a certificate signed by one of its officers, together with a legal opinion (which may be issued by an employee of the Corporation) addressed to the Holders, each providing that such amendment, alteration, supplement or repeal is permitted by this Certificate of Designations.
(e)Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series A Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility, if any, on which the Series A Preferred Stock or the Common Stock is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series A Preferred Stock and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series A Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation preference amounts of the Series A Preferred Stock and such other Voting Preferred Stock voted or covered by the consent.

(f)Reorganization Events. Notwithstanding anything to the contrary in this Certificate of Designations, any amendment or alteration of the Certificate of Incorporation or this Certificate of Designations (or, for purposes of Section 15(c)(iii) where the Series A Preferred Stock is converted into or exchanged for preference securities of the surviving or resulting entity referred to in such section, or its parent, the inclusion of provisions in any instruments setting forth the terms of such preference securities) solely to give effect to the application of Section 14 in connection with a Reorganization Event will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock (including, without limitation, for purposes of Section 15(c) and Section 15(d)).
Section 16.Settlement upon Conversion.
(a)Generally. Subject to Section 16(b) and Section 16(c), the consideration due upon conversion of each share of Series A Preferred Stock will consist of a number of shares of Common Stock equal to the Conversion Rate in effect immediately after the close of business on the Conversion Date for such conversion.
(b)Fractional Shares. No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series A Preferred Stock. In lieu of any fractional share of Common Stock otherwise issuable in respect of any conversion at the option of the Holder in accordance with the terms of this Certificate of Designations, the Holder shall receive an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock on the relevant Conversion Date.
(c)When More than One Share is Converted by the Same Holder. If more than one share of the Series A Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof, and the amount of cash due in lieu of fractional shares, shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered.
(d)Delivery of Consideration Due Upon Conversion. Delivery of the consideration due upon conversion of any share of Series A Preferred Stock as provided in this Section 16 will be made on or before the second Business Day after the Conversion Date for such conversion, subject to Section 12; provided, however, that if such Conversion Date occurs during a Make-Whole Fundamental Change Conversion Period for a Make-Whole Fundamental Change occurring pursuant to clause (ii) of the definition of such term, then (x) delivery of such consideration will be made at or after the consummation, and in any event no later than the second Business Day after the Effective Date, of such Make-Whole Fundamental Change, subject to Section 12; and (y) if the Corporation is not the surviving entity of such Make-Whole Fundamental Change, then the Corporation shall make adequate provision to ensure that the surviving entity will effect such delivery in accordance with this Section 16(d). In the case of the conversion of a beneficial interest in a global certificate representing Series A Preferred Stock, a book-entry transfer through the Depositary will be made upon compliance with the Depositary’s procedures for converting a beneficial interest in a global security.
Section 17.Reservation of Common Stock; Sufficiency of Legally Available Funds.
(a)Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series A Preferred Stock as provided in this Certificate of Designations, free from any preemptive or other similar rights or contractual encumbrances, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred

Stock then outstanding. For purposes of this Section 17(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.
(b)Status of Common Stock Issued Upon Conversion. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable.
(c)Sufficiency of Legally Available Funds. If on any due date for a required payment on the Series A Preferred Stock hereunder, the Corporation shall not have funds legally available for distribution to Holders of Series A Preferred Stock sufficient to satisfy such payment obligation in full, then the Corporation shall not be relieved of its obligations in respect of such payment and shall make such payment immediately upon the availability of funds legally available therefor. During the pendency non-payment of any required amounts in respect of the Series A Preferred Stock in accordance with the foregoing (other than the non-payment of dividends the remedies for which are as set forth in Section 4), the Corporation shall be deemed to not have paid dividends on the Series A Preferred Stock for all prior completed Dividend Periods for purposes of Section 4(e) and shall be subject to the restrictions set forth therein.
The Corporation shall not execute and deliver any agreement whose performance would constitute a Fundamental Change pursuant to clause (i) or (ii) of the definition of such term unless, at the time of such execution and delivery, the Corporation in good faith believes the Corporation or its successor, as applicable, has or will have sufficient funds legally available to conduct and consummate the related Offer to Repurchase in accordance with Section 11.
Section 18.Transfer Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Registrar and paying agent for the Series A Preferred Stock shall initially be Continental Stock Transfer & Trust Co. The Corporation may, in its sole discretion, remove the Transfer Agent, provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.
Section 19.Stock Certificates.
(a)Shares of the Series A Preferred Stock shall initially be represented by stock certificates substantially in the form set forth as Exhibit A hereto, with such changes or revisions thereto as the Corporation may reasonably deem is appropriate. Shares of Series A Preferred Stock may not be transferred into the book-entry system of the Depositary without the consent of the Corporation.
(b)Stock certificates representing shares of the Series A Preferred Stock shall be signed by two authorized officers of the Corporation in accordance with the Bylaws and applicable Delaware law, by manual or facsimile signature.
(c)A stock certificate representing shares of Series A Preferred Stock shall not be valid until manually countersigned by an authorized signatory of the Transfer Agent. Each stock certificate representing shares of Series A Preferred Stock shall be dated the date of its countersignature.
(d)If any officer of the Corporation who has signed a stock certificate no longer holds that office at the time the Transfer Agent countersigns the stock certificate, the stock certificate shall be valid nonetheless.
Section 20.Notices. All notices referred to in this Certificate of Designations shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Corporation, to the principal executive office of the Corporation at its principal office in the United States of America, or to an agent of the Corporation designated in writing as permitted by this Certificate of Designations, or (ii) if to any Holder of shares of Series A Preferred Stock, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of the Transfer Agent), or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated in writing by notice similarly given. Without limiting the generality of the foregoing, notice to the Corporation or any Holder may be provided by electronic mail to the address theretofore specified by the recipient to the other party, and any such notice provided in such manner will be deemed, as of the time it is sent, to have been duly given in writing to the other party but only if such notice is also sent not later than the following Business Day via next day mail or a similar service to the address specified in the preceding sentence.
Any Redemption Notice or Fundamental Change Notice provided to a Holder in accordance with this Section 20 will be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but the failure to duly give such notice in accordance with this Section 20, or any defect in such notice, to any Holder of any share of Series A Preferred Stock will not affect the validity of the proceedings for the redemption or repurchase, as applicable, of any other share of Series A Preferred Stock.
[SIGNATURE PAGE FOLLOWS]

[Signature Page to Certificate of Designations]

IN WITNESS WHEREOF, KENNEDY-WILSON HOLDINGS, INC. has caused this Certificate of Designations to be signed by [__], its [__], this [__]th day of [__], 2019.

KENNEDY-WILSON HOLDINGS, INC.
By:
Name:
Title:

Exhibit A
[FORM OF FACE OF 5.75% SERIES A CUMULATIVE
PERPETUAL CONVERTIBLE PREFERRED STOCK CERTIFICATE]
THE OFFER AND SALE OF THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH COMMON STOCK MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING PURSUANT TO RULE 144A THEREUNDER.
[INCLUDE FOR GLOBAL SECURITIES]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

Certificate Number [__]	[Initial] Number of Shares: [__]
[CUSIP: [ ]]

KENNEDY-WILSON HOLDINGS, INC.
5.75% SERIES A CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK
(Liquidation Preference as specified below)
Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Corporation”), hereby certifies that [__] (the “Holder”), is the registered owner of [__] [the number shown on Schedule I hereto of] fully paid and non-assessable shares of the Corporation’s designated 5.75% Series A Cumulative Perpetual Convertible Preferred Stock having a Liquidation Preference of $1,000.00 per share (the “Series A Preferred Stock”). The shares of Series A Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations establishing the terms of the Series A Preferred Stock, as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to the Holder without charge upon written request to the Corporation at its principal place of business.
Reference is hereby made to the provisions of the Series A Preferred Stock set forth on the reverse hereof and in the Certificate of Designations, which provisions shall for all purposes have the same effect as if set forth at this place. If the terms of this certificate conflict with the terms of the Certificate of Designations, then the terms of the Certificate of Designations will control to the extent of such conflict.
Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Transfer Agent and Registrar have properly countersigned, these shares of Series A Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, KENNEDY-WILSON HOLDINGS, INC. has caused this certificate to be signed by [__], its [__], this [__]th day of [__], 2019.

KENNEDY-WILSON HOLDINGS, INC.
By:
Name:
Title:

Name:
Title:
COUNTERSIGNATURE
These are shares of Series A Preferred Stock referred to in the within-mentioned Certificate of Designations.
Dated: [__], [__]
Continental Stock Transfer& Trust Co,
as Registrar and Transfer Agent

By:
Name:
Title:

[FORM OF REVERSE OF 5.75% SERIES A CUMULATIVE
PERPETUAL CONVERTIBLE PREFERRED STOCK CERTIFICATE]
Cumulative dividends on each share of Series A Preferred Stock shall be payable at the applicable rate provided in the Certificate of Designations.
The shares of Series A Preferred Stock shall be convertible at the option of the Holder, redeemable at the option of the Corporation and subject to repurchase at the option of the Holder upon the occurrence of a Fundamental Change, all in the manner and in accordance with, and subject to, the terms set forth in the Certificate of Designations.

NOTICE OF CONVERSION
(To be Executed by the Holder
in order to Convert Series A Preferred Stock)
The undersigned hereby irrevocably elects to convert (the “Conversion”) 5.75% Series A Cumulative Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”) of Kennedy-Wilson Holdings, Inc. (hereinafter called the “Company”), represented by stock certificate No(s). _________________ (the “Series A Preferred Stock Certificates”), into common stock, $0.0001 par value, of the Corporation (the “Common Stock”) according to the conditions of the Certificate of Designations establishing the terms of the Series A Preferred Stock (the “Certificate of Designations”), as of the date written below. If Common Stock is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Series A Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.
Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.
Date of Conversion Notice:
Shares of the Series A Preferred Stock to be Converted:
Signature:
Name:
Address:*

Fax No.:

*    Address where Common Stock and any other payments or certificates shall be sent by the Corporation.

NOTICE OF REDEMPTION UPON FUNDAMENTAL CHANGE
(To be Executed by the Holder
in order to Require Redemption of Series A Preferred Stock)
In connection with the occurrence of a Fundamental Change, the undersigned hereby elects to cause the Corporation to redeem (the “Redemption”) 5.75% Series A Cumulative Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”) of Kennedy-Wilson Holdings, Inc. (hereinafter called the “Company”), represented by stock certificate No(s). _________________ (the “Series A Preferred Stock Certificates”) according to the conditions of the Certificate of Designations establishing the terms of the Series A Preferred Stock (the “Certificate of Designations”) on the Fundamental Change Repurchase Date.
Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.
Date:
Shares of the Series A Preferred Stock to be Redeemed:
Signature:
Name:
Address:*

Fax No.:

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)
and irrevocably appoints:
as agent to transfer the shares of the Series A Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Schedule I1
Kennedy-Wilson Holdings, Inc.
Global Preferred Stock Certificate
5.75% Series A Cumulative Perpetual Convertible Preferred Stock
Certificate Number:
The number of shares of Series A Preferred Stock initially represented by this Global Preferred Stock Certificate shall be [__]. Thereafter the Transfer Agent and Registrar shall note changes in the number of shares of the Series A Preferred Stock evidenced by this Global Preferred Stock Certificate in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Stock Certificate	Amount of Increase in Number of Shares Represented by this Global Preferred Stock Certificate	Number of Shares Represented by this Global Preferred Stock Certificate following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

________________
1 Attach Schedule I only to Global Securitie

EXHIBIT B
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2019, is entered into by and between Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), and the parties listed on Schedule I hereto (each, an “Investor” and, collectively, the “Investors”).
RECITALS
WHEREAS, the Investors have, pursuant to the terms of the Purchase Agreement (as defined herein), agreed to purchase an aggregate of 300,000 shares of the Company’s 5.75% Series A Cumulative Perpetual Convertible Preferred Stock, par value $0.0001 per share and liquidation preference $1,000 per share (the “Convertible Preferred Stock”);
WHEREAS, the Convertible Preferred Stock is convertible into common stock of the Company, par value $0.0001 per share (the “Common Stock”);
WHEREAS, it is a condition to the closing of the transactions contemplated by the Purchase Agreement that the Company and the Investors enter into this Agreement in order to grant the Investors certain registration rights with respect to the Convertible Preferred Stock and the Common Stock issuable upon conversion of the Convertible Preferred Stock; and
WHEREAS, the Company and the Investors desire to define the registration rights of the Investors on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I.	Definitions.
For purposes of this Agreement, the following terms have the following meanings:
“Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.
“Blackout Period” means any period during which, in accordance with Article IV, the Company is not required to effect the filing of a Registration Statement or is entitled to postpone the preparation, filing or effectiveness or suspend the effectiveness of a Registration Statement.
“Board Designee” has the meaning ascribed to such term in the Purchase Agreement.
“Business Day” means any day, other than a Saturday or Sunday, on which national banking institutions in New York, New York, are open.
“Common Stock” has the meaning ascribed to such term in the Recitals to this Agreement.

“Company” has the meaning ascribed to such term in the Preamble to this Agreement.
“Control” has the meaning ascribed to such term in Rule 405 under the Securities Act (and “Controlled” and “Controlling” shall have correlative meanings); provided, however, that no Person will be deemed to Control another Person solely by his or her status as a director of such other Person.
“Convertible Preferred Stock” has the meaning ascribed to such term in the Recitals to this Agreement.
“D&O Blackout Period” means any regularly scheduled period during which the directors and officers of the Company are not permitted to trade in the securities of the Company in accordance with the insider trading policies of the Company in effect from time to time.
“Demand Offering Representative” has the meaning ascribed to such term in Section 2.2(a) hereof.
“Demand Underwritten Offering” has the meaning ascribed to such term in Section 2.2(a) hereof.
“Effectiveness Date” means, in the case of the Initial Common Stock Registration Statement, the date that is the 90th day after the Issue Date, and, in the case of the Initial Preferred Stock Registration Statement, the date that is the fifth anniversary of the Issue Date.
“Effectiveness Period” has the meaning ascribed to such term in Section 2.1(b) hereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the SEC thereunder.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Free Writing Prospectus” means a free writing prospectus as defined in Rule 405 under the Securities Act.
“Holders” means any of (i) the Investors, (ii) any Controlled Affiliate of any Investor, and (iii) any other Person that owns, beneficially or otherwise, Registrable Securities.
“Indemnified Party” has the meaning ascribed to such term in Section 6.3 hereof.
“Indemnifying Party” has the meaning ascribed to such term in Section 6.3 hereof.
“Initial Common Stock Registration Statement” has the meaning ascribed to such term in Section 2.1(a) hereof.
“Initial Filing Date” means the date that is sixty (60) days after the Issue Date or, if such date is not a Business Day, the next day that is a Business Day.

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“Initial Preferred Stock Registration Statement” has the meaning ascribed to such term in Section 2.1(b) hereof.
“Initial Registration Statement” means an Initial Common Stock Registration Statement or an Initial Preferred Stock Registration Statement.
“Issuer Free Writing Prospectus” means an issuer free writing prospectus as defined in Rule 433 under the Securities Act.
“Issue Date” means October [•], 2019.
“Losses” has the meaning ascribed to such term in Section 6.1 hereof.
“Notice and Questionnaire” means a Notice and Questionnaire substantially in the form set forth in Exhibit A hereto.
“Notice Holder” means a Holder that has duly completed, executed and delivered to the Company a Notice and Questionnaire and who has not thereafter notified the Company that such Holder is no longer a record or beneficial owners of any Registrable Securities.
“Offering” means a Demand Underwritten Offering or a Piggyback Rights Company Offering.
“Offering Launch” for an Offering means the earliest of (i) the filing of a preliminary prospectus (or prospectus supplement) that is intended to be distributed to potential investors in the Offering, (ii) the public announcement of the commencement of the Offering or (iii) if applicable, the entry into a binding agreement to sell securities being sold in the Offering to the underwriters for the Offering.
“Offering Launch Date” for an Offering means the date on which the Offering Launch occurred.
“Offering Notice” has the meaning ascribed to such term in Section 3.1(a) hereof.
“Other Holders” means any Person other than the Holders having rights to require the Company to effect an Underwritten Offering of shares of Common Stock.
“Permitted Free Writing Prospectus” has the meaning ascribed to such term in Article VIII hereof.
“Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, trust or other entity or association, including without limitation any governmental authority.
“Piggyback Rights” has the meaning ascribed to such term in Section 3.1(a) hereof.

ACTIVE 248784068v.19

“Piggyback Rights Company Offering” has the meaning ascribed to such term in Section 3.1(a) hereof.
“Preferred Stock Filing Date” means the date that is thirty (30) days prior to the fifth anniversary of the Issue Date or, if such date is not a Business Day, the next day that is a Business Day.
“Prospectus” means the prospectus included in the applicable Registration Statement, as supplemented by any and all prospectus supplements (including with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement) and as amended by any and all amendments (including post-effective amendments) and including all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
“Purchase Agreement” means that certain 5.75% Series A Cumulative Perpetual Convertible Preferred Stock Purchase Agreement, dated as of October 17, 2019, by and between the Company and the Investors.
“Registrable Common Securities” means (a) any shares of Common Stock issuable or issued upon conversion of the Convertible Preferred Stock; and (b) any securities paid, issued or distributed in respect of any such securities defined in clause (a) by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise; provided, however, that as to any Registrable Common Securities, such securities will irrevocably cease to constitute Registrable Common Securities upon the earliest to occur of: (i) the date on which such securities are disposed of pursuant to (x) Rule 144 in a transaction following which such securities cease to be “restricted securities” (as defined in Rule 144) or (y) an effective registration statement under the Securities Act; (ii) subsequent to the consummation of a second Demand Underwritten Offering in accordance with the provisions of Section 2.2 hereof, the date on which such securities are eligible to be sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act without compliance with volume limitations or other restrictions; and (iii) the date on which such securities cease to be outstanding.
“Registrable Preferred Securities” means (a) any shares of Convertible Preferred Stock that have not been converted into Common Stock by the fifth anniversary of the Issue Date; and (b) any securities paid, issued or distributed in respect of any such securities defined in clause (a) by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise; provided, however, that as to any Registrable Preferred Securities, such securities will irrevocably cease to constitute Registrable Preferred Securities upon the earliest to occur of: (i) the date on which such securities are disposed of pursuant to (x) Rule 144 in a transaction following which such securities cease to be “restricted securities” (as defined in Rule 144) or (y) an effective registration statement under the Securities Act; (ii) subsequent to the consummation of a second Demand Underwritten Offering in accordance with the provisions of Section 2.2 hereof, the date on which such securities are eligible to be sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act without compliance with volume limitations or other restrictions; and (iii) the date on which such securities cease to be outstanding.

ACTIVE 248784068v.19

“Registrable Securities” means (a) any shares of Common Stock issuable or issued upon conversion of the Convertible Preferred Stock; (b) any shares of Convertible Preferred Stock that have not been converted into Common Stock by the fifth anniversary of the Issue Date; and (c) any securities paid, issued or distributed in respect of any such securities defined in clause (a) or (b) by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise; provided, however, that as to any Registrable Securities, such securities will irrevocably cease to constitute Registrable Securities upon the earliest to occur of: (i) the date on which such securities are disposed of pursuant to (x) Rule 144 in a transaction following which such securities cease to be “restricted securities” (as defined in Rule 144) or (y) an effective registration statement under the Securities Act; (ii) subsequent to the consummation of a second Demand Underwritten Offering in accordance with the provisions of Section 2.2 hereof, the date on which such securities are eligible to be sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act without compliance with volume limitations or other restrictions; and (iii) the date on which such securities cease to be outstanding.
“Registration Default” has the meaning ascribed to such term in Article VII hereof.
“Registration Expenses” has the meaning ascribed to such term in Section 5.5(a) hereof.
“Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), and all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement, and shall include an Initial Registration Statement, WKSI Registration Statement and Subsequent Registration Statement.
“Rule 144” means Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
“SEC” means the United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the SEC thereunder.
“Subsequent Registration Statement” has the meaning ascribed to such term in Section 2.1(c) hereof.
“Underwritten Offering” means an offering registered under the Securities Act in which securities of the Company are sold to an underwriter or group of underwriters for reoffering to the public.
“Underwritten Offering Demand Request” has the meaning ascribed to such term in Section 2.2(a) hereof.

ACTIVE 248784068v.19

“WKSI Registration Statement” has the meaning ascribed to such term in Section 2.1(a) hereof.

Article II.	Shelf Registration and Underwritten Offering Demand Rights.
1.Shelf Registration.
(a)On or prior to the Initial Filing Date, the Company shall prepare and file, or cause to be prepared and filed, with the SEC a Registration Statement (the “Initial Common Stock Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 (or any successor provision) under the Securities Act (which Registration Statement may be an automatic “shelf” Registration Statement if the Company shall then be a “well-known seasoned issuer” in accordance with the Securities Act (any such Registration Statement, a “WKSI Registration Statement”)) registering the resale from time to time by Holders thereof of all of the Registrable Common Securities. The Company may satisfy the foregoing obligation by, no later than the Initial Filing Date, designating a previously filed WKSI Registration Statement as the Initial Common Stock Registration Statement for the purposes of this Agreement and filing a supplement to the Prospectus included in such WKSI Registration Statement covering the resale of all of the Registrable Common Securities. The Initial Common Stock Registration Statement shall be on Form S-3 or another appropriate form under the Securities Act and shall provide for the registration of such Registrable Common Securities for resale by such Holders in accordance with reasonable and customary methods of distribution elected by the Holders.
(b)On or prior to the Preferred Stock Filing Date, the Company shall prepare and file, or cause to be prepared and filed, with the SEC a Registration Statement (the “Initial Preferred Stock Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 (or any successor provision) under the Securities Act (which Registration Statement may be a WKSI Registration Statement if the Company shall then be a “well-known seasoned issuer” in accordance with the Securities Act) registering the resale from time to time by Holders thereof of all of the Registrable Preferred Securities. The Company may satisfy the foregoing obligation by, no later than the Preferred Stock Filing Date, designating a previously filed WKSI Registration Statement as the Initial Preferred Stock Registration Statement for the purposes of this Agreement and filing a supplement to the Prospectus included in such WKSI Registration Statement covering the resale of all of the Registrable Preferred Securities. The Initial Preferred Stock Registration Statement shall be on Form S-3 or another appropriate form under the Securities Act and shall provide for the registration of such Registrable Preferred Securities for resale by such Holders in accordance with reasonable and customary methods of distribution elected by the Holders.
(c)The Company will use its reasonable efforts to (i) if an Initial Registration Statement is not a WKSI Registration Statement, cause such Initial Registration Statement to become effective under the Securities Act as promptly as practicable but in any event by the Effectiveness Date or otherwise make available a WKSI Registration Statement for use by Holders by the Effectiveness Date and (ii) keep such Initial Registration Statement (or any Subsequent Registration Statement) continuously effective under the Securities Act, and not subject to any stop order, injunction or other similar order or requirement of the SEC, until the date on which all Registrable Securities cease to be Registrable Securities (the “Effectiveness Period”).
(d)If the obligations under Section 2.1(a) or 2.1(b) are satisfied by the filing of a Registration Statement relating to the applicable Registrable Securities, at the time the applicable

ACTIVE 248784068v.19

Initial Registration Statement becomes effective under the Securities Act, each Holder that is a Notice Holder on or prior to the date that is ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in such Initial Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the applicable Registrable Securities in accordance with applicable law. If the Company shall satisfy its obligations under Section 2.1(a) or 2.1(b) through the designation of a previously filed WKSI Registration Statement as the applicable Initial Registration Statement for purposes of this Agreement, each Holder that is a Notice Holder on or prior to the date that is ten (10) Business Days prior to the date the Prospectus thereunder is first made available for use by Notice Holders shall be named as a selling securityholder in such Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the applicable Registrable Securities in accordance with applicable law.
(e)Subject to Section 5.3 hereof, if any Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its reasonable efforts to promptly cause such Registration Statement to become effective under the Securities Act, and in any event shall, as promptly as practicable, and in any event not later than (20) days following such cessation of effectiveness, (i) amend such Registration Statement in a manner intended to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement or (ii) file an additional Registration Statement (a “Subsequent Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Registration Statement is filed at a time when the Company is a “well-known seasoned issuer,” such Subsequent Registration Statement shall be a WKSI Registration Statement that shall go effective immediately upon filing. If the Company is not then a “well-known seasoned issuer,” the Company shall use its reasonable efforts to (A) cause such Subsequent Registration Statement to become effective under the Securities Act as promptly as practicable after such filing, but in no event later than the date that is ninety (90) days after the date such Subsequent Registration Statement is required by this Section 2.1(d) to be filed with the SEC and (B) keep such Subsequent Registration Statement (or another Subsequent Registration Statement) continuously effective until the end of the Effectiveness Period. Any such Subsequent Registration Statement shall be on Form S-3 or another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with reasonable and customary methods of distribution elected by the Holders.
(f)(i) In order to sell Registrable Securities pursuant to a Registration Statement and related Prospectus, each Holder shall deliver a completed and executed Notice and Questionnaire to the Company prior to any attempted or actual distribution of Registrable Securities under a Registration Statement. From and after the date an Initial Registration Statement becomes effective under the Securities Act, or if the Company designates a WKSI Registration Statement as a Registration Statement for purposes of this Agreement, from and after the date the Prospectus thereunder is first made available for use by Notice Holders, the Company shall, as promptly as reasonably practicable after the date such Holder becomes a Notice Holder, and in any event, subject to clause (B) below, within the later of (x) ten (10) Business Days (or, in the case the Company is required to file a post-effective amendment or a Subsequent Registration Statement pursuant to clause (A) below, twenty (20) days) after such date or (y) ten (10) Business Days after the expiration

ACTIVE 248784068v.19

of any Blackout Period that either (I) is in effect when such Holder became a Notice Holder or (II) is put into effect within five (5) Business Days after the date such Holder became a Notice Holder,
(A)    if required by applicable law, file with the SEC a supplement to the related Prospectus or a post-effective amendment to the Registration Statement or file with the SEC a Subsequent Registration Statement and any necessary supplement or amendment to any document incorporated therein by reference and file any other required document with the SEC so that such Notice Holder is named as a selling securityholder in a Shelf Registration Statement and the related Prospectus in such a manner as to permit such Notice Holder to deliver a Prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, the Company shall not be required to file more than one (1) supplement to the Prospectus during any month or one (1) amendment to the Registration Statement or one (1) new Registration Statement during any three months.
(B) If pursuant to Section 2.1(f)(i)(A), the Company is required to file a post-effective amendment to the Registration Statement or a Subsequent Registration Statement, the Company shall use commercially reasonable efforts to cause such post-effective amendment or Subsequent Registration Statement, as the case may be, to become effective under the Securities Act as promptly as practicable after its filing, but in no event later than the date that is ninety (90) days after the date such post-effective amendment or Subsequent Registration Statement, as the case may be, is required by this Section 2.1(f) to be filed with the SEC.
(C)    The Company shall provide such Notice Holder a reasonable number of copies of any documents filed pursuant to clause (A) above, it being understood and agreed that delivery of an electronic copy of any such documents shall satisfy the Company’s obligation hereunder unless the Notice Holder notifies the Company that it wishes to receive paper copies.
(D)    The Company shall notify such Notice Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment or Subsequent Registration Statement filed pursuant to clause (A) above.
(E)    If such Holder became a Notice Holder during a Blackout Period, or a Blackout Period is put into effect within five (5) Business Days after the date such Holder became a Notice Holder, the Company shall so inform such Notice Holder and shall take the actions set forth in clauses (A), (B), (C) and (D) above within ten (10) Business Days after expiration of such Blackout Period (subject to the other grace periods set forth in such clauses).
(i)Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder (regardless of when such Holder became a Notice Holder) shall be named as a selling securityholder in a Registration Statement or related Prospectus in accordance with the requirements of this Section 2.1(f) or Section 2.1(d), as applicable.

ACTIVE 248784068v.19

2.Demand Underwritten Offerings.
(a)At any time while a Registration Statement is effective, any Notice Holder or group of Notice Holders holding Registrable Securities equal in number to at least 51% (calculated on an as-converted basis) of all Registrable Securities issued on the Issue Date may make written requests (each, an “Underwritten Offering Demand Request”) to the Company for Underwritten Offerings (each, a “Demand Underwritten Offering”) of Registrable Securities included in such Registration Statement; provided, however, that an Underwritten Offering Demand Request may only be made if:

(i)	prior to the date of the Underwritten Offering Demand Request, the Company has not effected two Demand Underwritten Offerings in accordance with the provisions of this Agreement; and

(ii)
the Registrable Securities requested to be registered (1) have an aggregate then-current market value of $25 million or more or aggregate liquidation preference of $25 million or more (before deducting underwriting discounts and commissions) or (2) constitute all of the then-outstanding Registrable Securities held by the Holders.

Any Underwritten Offering Demand Request will specify (i) the names of the requesting Notice Holders and number of Registrable Securities proposed to be registered on behalf of each such Notice Holder, (ii) the desired Offering Launch Date for the Demand Underwritten Offering, which shall not be less than ten (nor more than 15) Business Days following the date on which the Underwritten Offering Demand Request is provided to the Company and (iii) a single Person (the “Demand Offering Representative”) appointed by Notice Holders of a majority of the Registrable Securities proposed, in the Underwritten Offering Demand Request, to be registered who shall serve as the representative of the Notice Holders with respect to the Demand Underwritten Offering.
Subject to Section 2.3, the Company shall have the right to include shares of Common Stock to be sold for its own account or shares owned by Other Holders in a Demand Underwritten Offering.
(b)If an Underwritten Offering Demand Request is received from Notice Holders representing less than all Notice Holders of Registrable Securities, the Company shall within five Business Days of the receipt thereof provide a copy of such Underwritten Offering Demand Request to all other Notice Holders of Registrable Securities.
The Company shall use its reasonable efforts to include in such Demand Underwritten Offering any Registrable Securities requested to be included by such other Notice Holders of Registrable Securities by notice to the Company provided within five Business Days of the date on which such Underwritten Offering Demand Request was provided to such other Notice Holders of Registrable Securities.

(c)Upon receipt of an Underwritten Offering Demand Request, the Company shall use its reasonable efforts to prepare the applicable offering documents and take such other actions as are set forth in Section 5.1 relating to such Demand Underwritten Offering in order to permit the Offering Launch Date for such Demand Underwritten Offering to occur on the date set forth in the Underwritten Offering Demand Request. The Demand

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Offering Representative shall have the right, in consultation with the managing underwriters, to determine the actual Offering Launch Date; provided such date is not less than ten Business Days after the date on which the Company received the applicable Underwritten Offering Demand Request, unless otherwise agreed to in writing by the Company. The Demand Offering Representative, on behalf of the Notice Holders, will have the right to determine the structure of the offering and negotiate the terms of any underwriting agreement as they relate to the Notice Holders, including the number of Registrable Securities to be sold (if not all Registrable Securities offered can be sold at the highest price offered by the underwriters), the offering price and underwriting discount. After consultation with the Company and consideration of the Company’s views, the Demand Offering Representative will also have the right to determine the underwriters (and their roles) in the offering; provided that the lead underwriter must be a nationally recognized investment banking firm. The Company will coordinate with the Demand Offering Representative in connection with the fulfillment of its responsibilities pursuant to Section 5.1 and will be entitled to rely on the authority of the Demand Offering Representative to act on behalf of all Notice Holders with respect to the Demand Underwritten Offering.
(d)Notwithstanding the foregoing, the Company shall not be obligated to effect, or take any action to effect, a Demand Underwritten Offering for which the proposed Offering Launch Date is scheduled to occur during a period when the Notice Holders are prohibited from selling their Registrable Securities pursuant to lock-up agreements entered into (or that were required to be entered into) in connection with any prior Underwritten Offering conducted by the Company on its own behalf or on behalf of selling stockholders, unless the Notice Holders have obtained the consent of the counterparties to such lock-agreements. The Demand Offering Representative may revoke an Underwritten Offering Demand Request at any time by providing written notice of such revocation to the Company and, for purposes of determining the number of Demand Underwritten Offerings to which the Notice Holders are entitled, an Underwritten Offering Demand Request that was revoked will not count as a Demand Underwritten Offering unless such revocation occurs after the Offering Launch and the Company does not sell any shares of Common Stock for its own account pursuant to such offering.
3.Priority on Demand Underwritten Offerings. If the managing underwriters of a Demand Underwritten Offering advise the Notice Holders and the Company that the inclusion in such Demand Underwritten Offering of all of the Registrable Securities requested to be included therein would adversely affect the success of such Demand Underwritten Offering, only the full number or amount of Registrable Securities that, in the view of such managing underwriters, can be sold without adversely affecting the success of such Demand Underwritten Offering will be included in such Demand Underwritten Offering and the number or amount Registrable Securities to be included in such Demand Underwritten Offering shall be allocated pro rata among the Notice Holders that have requested Registrable Securities to be included in such Demand Underwritten Offering, on the basis of the number or amount of Registrable Securities requested to be included therein by each such Notice Holder.
No securities to be sold by the Company or for the account of any Other Holder shall be included in a Demand Underwritten Offering pursuant to Section 2.2(a) hereof if the managing underwriters of the Demand Underwritten Offering advise the Holders and the Company that the total number or amount of Registrable Securities requested to be included in such Demand Underwritten Offering, together with such other securities that the Company and any Other Holders

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propose to include in such Demand Underwritten Offering is such as to adversely affect the success of such Demand Underwritten Offering. In such case, the Company will include in such Demand Underwritten Offering all Registrable Securities requested to be included therein, up to the full number or amount that, in the view of such managing underwriters can be sold without adversely affecting the success of such Demand Underwritten Offering, before including any securities of any other Person (including the Company); and, if, after all Registrable Securities requested to be included therein, the full number or amount of securities of any other Person (including the Company) cannot, in the view of such managing underwriters, be sold without adversely affecting the success of such Demand Underwritten Offering, then the number or amount of such securities of such other Persons (including the Company) to be included therein will be allocated pro rata among such other Persons (including the Company).

Article III.	Piggyback Underwritten Offering.
1.Right to Piggyback.
(a)Subject to the terms and conditions of this Agreement, whenever the Company proposes to sell Common Stock in any Underwritten Offering (including any such Underwritten Offering which would also include Registrable Common Securities or Common Stock held by Other Holders, a “Piggyback Rights Company Offering”), at least seven Business Days prior to (i) the Offering Launch Date for such Piggyback Rights Company Offering or (ii) if a Registration Statement is not effective, filing a Registration Statement with respect to a proposed Piggyback Rights Company Offering, the Company shall give written notice of such proposed Piggyback Rights Company Offering to all Notice Holders (the “Offering Notice”), which notice shall offer the Notice Holders the opportunity to include such number of Registrable Common Securities in the Piggyback Rights Company Offering as each such Notice Holder may request. Subject to Section 3.2(a), each Notice Holder will have the right (“Piggyback Rights”) to include in such Piggyback Rights Company Offering (and Registration Statement, if applicable) any Registrable Common Securities requested to be included by such Notice Holder by notice to the Company provided within four Business Days after the Company provides the Offering Notice; provided that the Company will not be required to include a Notice Holder’s Registrable Common Securities in any such Piggyback Rights Company Offering if such Notice Holder has not provided to the Company, in writing within such four Business Day period, such information regarding such Notice Holder (including such Notice Holder’s ownership of Registrable Common Securities) as the Company may reasonably request in the Offering Notice in accordance with the provisions of Section 5.2, if not previously provided (including in a Notice and Questionnaire). Each Notice Holder that has provided notice to the Company within such four Business Day period requesting to include any of its Registrable Securities in such Piggyback Rights Company Offering agrees that, if any information contained in the Notice and Questionnaire that it most recently provided to the Company is incorrect, then it will provide a new Notice and Questionnaire within such four Business Day Period, and, in the absence of receiving a new Notice and Questionnaire within such period, the Company will be entitled to assume that all information in the most recent Notice and Questionnaire provided by such Notice Holder is correct. Notwithstanding anything to the contrary, (x) this Section 3.1 will not apply to any offering of preferred securities, debt securities, or debt securities convertible into or exchangeable for, or warrants exercisable for, or other rights to acquire, Common Stock notwithstanding that the related registration statement registers the issuance of

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Common Stock upon conversion, exchange or exercise of such debt securities, warrants or rights; and (y) no Holder that is not a Notice Holder will have any rights pursuant to this Article III.
(b)Each Holder agrees that such Holder will treat as confidential the receipt of any Offering Notice and shall not disclose or use the information contained in such Offering Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by such Holder in breach of the terms of this Agreement.
(c)The Company shall have the right to determine the Offering Launch Date for any Piggyback Rights Company Offering. The Company shall also have the right to determine the structure of the Piggyback Rights Company Offering, the right to determine the underwriters (and their roles) in the Piggyback Rights Company Offering and the right to negotiate the terms of any underwriting agreement (other than those provisions relating to the Holders), including the number of shares to be sold (if not all shares offered can be sold at the highest price offered by the underwriters), the offering price and underwriting discount. The Company may determine not to proceed with any Piggyback Rights Company Offering, and the Notice Holders shall be permitted to withdraw any of their Registrable Common Securities included therein, in each case at any time prior to the pricing of such Piggyback Rights Company Offering. The Company shall coordinate with the Notice Holders in connection with the fulfillment of its responsibilities pursuant to Section 5.1.
(d)The Company will not grant any Other Holders with rights to include any securities of such Other Holders in any Demand Underwritten Offering unless such rights are subject to limitations substantially similar to those set forth in Section 3.2.
2.Priority in Piggyback Underwritten Offerings.
(a)If the managing underwriters of an Underwritten Offering of Common Stock advise the Company and the selling Notice Holders in writing that, in their view, the total number or amount of securities that the Company, such Notice Holders and any Other Holders, as the case may be, propose to include in such Underwritten Offering is such as to adversely affect the success of such Underwritten Offering, then:
(iii)if such Underwritten Offering is a Piggyback Rights Company Offering, the Company will include in such Piggyback Registration: (A) first, all securities to be offered by the Company; and (B) second, up to the full number or amount of Registrable Common Securities (or in the case of any Other Holders, Common Stock) requested to be included in such Piggyback Rights Company Offering by the Notice Holders and any Other Holders, allocated pro rata among such holders, on the basis of the amount of securities requested to be included therein by each such holder, so that the total number or amount of securities to be included in such Underwritten Offering is the full number or amount that, in the view of such managing underwriters, can be sold without adversely affecting the success of such Underwritten Offering; and
(iv)if such Underwritten Offering is either (x) an Underwritten Offering for the account of Other Holders in which the Company is not selling Common Stock; or (y) an Underwritten Offering for the account of Other Holders pursuant to a contractual demand request by such Other Holders, and in which Underwritten Offering the Company is also offering for sale any of its Common Stock, then the Company will include in such Piggyback Registration: (A) first, all securities to be offered by such Other Holders; and (B) second, up to the full number or amount of Registrable Common Securities requested to be included

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in such Piggyback Rights Company Offering by the Notice Holders and up to the full number or amount of shares of Common Stock, if any, proposed to be sold by the Company pursuant to such Underwritten Offering, allocated pro rata among such Notice Holders and the Company, on the basis of the amount of securities requested to be included therein by each such Notice Holders and the Company, as applicable, so that the total number or amount of securities to be included in such Underwritten Offering is the full number or amount that, in the view of such managing underwriters, can be sold without adversely affecting the success of such Underwritten Offering.
(b)If so requested (pursuant to a written notice received prior to the applicable Offering Launch) by the managing underwriters in any Underwritten Offering, Holders participating in such Underwritten Offering will agree not to (i) effect any public sale or distribution (or any other type of sale as the managing underwriters reasonably determine is appropriate in order to not adversely affect the Underwritten Offering) of any Registrable Securities, including a sale pursuant to Rule 144 (but excluding any Registrable Securities included in such Underwritten Offering) or (ii) deliver any Underwritten Offering Demand Request, during the period commencing on the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf registration”) and continuing for not more than 60 days (or such additional number of days as the managing underwriters reasonably determine is appropriate in order to not adversely affect the Underwritten Offering) following the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf registration”). In the event of such a request, the Company may impose, during such period, appropriate stop-transfer instructions with respect to the Registrable Securities subject to such restrictions.
Article IV.Blackout Period.
1.Blackout. Notwithstanding anything contained in Articles II or III hereof to the contrary, if the Company determines in good faith that the registration and distribution of Registrable Securities would require disclosure of material nonpublic information that the Company has a bona fide business purpose for not disclosing, the Company will promptly give the Holders notice of such determination (but not of the material nonpublic information or business purpose) and will be entitled to postpone the preparation, filing, effectiveness or use of or suspend the effectiveness of a Registration Statement for a reasonable period of time not to exceed 90 days in any single instance.
2.Blackout Period Limits. Notwithstanding anything contained in this Article IV to the contrary, (i) for so long as no Board Designee is a member of the Board of Directors of the Company, in no event shall the number of days included in all Blackout Periods during any consecutive 12-month period exceed an aggregate of 120 days, (ii) for so long as a Board Designee is a member of the Board of Directors of the Company, (x) in no event shall the Company be entitled to postpone the preparation, filing or effectiveness or suspend the effectiveness of a Registration Statement during a period that is not a D&O Blackout Period, except pursuant to Section 4.1; and (y) the Holders agree to be bound by each D&O Blackout Period; and (iii) in no event shall the Company be entitled to postpone the preparation, filing or effectiveness or suspend the effectiveness of a Registration Statement pursuant to this Article IV unless, during the Blackout Period, the Company postpones the preparation, filing or effectiveness, or suspends the use of, all of its other registration statements by any Other Holders.
Article V.Procedures and Expenses.

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1.Registration Procedures. In connection with the Company’s registration obligations pursuant to Articles II and III hereof, the Company will use its reasonable efforts to effect such registrations to permit the sale of Registrable Securities by a Holder in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as promptly as reasonably practicable:
(a)prepare and file with the SEC a Registration Statement on an appropriate form under the Securities Act available for the sale of the Registrable Securities by the selling Holders in accordance with the intended method or methods of distribution thereof; provided, however, that the Company will, before filing, furnish to each selling Holder and the managing underwriters, if any, copies of the Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference) proposed to be filed and provide each selling Holder, the managing underwriters, if any, and their counsel with a reasonable opportunity to comment on such Registration Statement or Prospectus or amendments or supplements thereto;
(b)furnish, at its expense, to the selling Holders and the managing underwriters, if any, such number of conformed copies of the Registration Statement and each amendment thereto, of the Prospectus and each supplement thereto, and of such other documents as the selling Holders reasonably may request from time to time;
(c)prepare and file with the SEC any amendments and post-effective amendments to the Registration Statement as may be necessary and any supplements to the Prospectus as may be required or appropriate, in the view of the Company and its counsel, by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act to keep the Registration Statement effective until the earlier of (i) such time as all Registrable Securities covered by the Registration Statement are disposed of in accordance with the intended plan of distribution set forth in the Registration Statement or supplement to the Prospectus and (ii) the expiration of the Effectiveness Period;
(d)promptly following its actual knowledge thereof, notify the selling Holders and the managing underwriters, if any, and their counsel:
(v)when a Registration Statement, Prospectus, Issuer Free Writing Prospectus or any supplement or amendment thereto has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective;
(vi)of any request by the SEC or any other governmental authority for amendments or supplements to a Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information;
(vii)of the issuance by the SEC or any other governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(viii)of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(ix)of the occurrence of any event which makes any statement made in the Registration Statement or Prospectus or any Issuer Free Writing Prospectus untrue in any material respect or which requires the making of any changes in a Registration Statement, Prospectus, Issuer Free Writing Prospectus or other documents so that it will not include an

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untrue statement of a material fact or omit to state any material fact required (in the case of the Registration Statement only) or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and
(x)to the extent not covered by Section 5.1(d)(v), of the Company’s reasonable determination that a post-effective amendment to a Registration Statement is necessary;
(e)use its reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable date;
(f)prior to any public offering of Registrable Securities, register or qualify and cooperate with the selling Holders, the managing underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as the selling Holders or the managing underwriters reasonably request in writing and maintain each registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement and to take any other action that may be necessary or advisable to enable such selling Holders or the underwriters, if any, to consummate any disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction in which it is not then so qualified or take any action which would subject it to general service of process or material taxation in any jurisdiction in which it is not then so subject;
(g)as promptly as practicable upon the occurrence of any event contemplated by Section 5.1(d)(v) hereof or any determination by the Company contemplated by Section 5.1(d)(vi) hereof, prepare (and furnish, at its expense, to the selling Holders and the managing underwriters, if any, a reasonable number of copies of) a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus (including by means of an Issuer Free Writing Prospectus), or file any other required document so that, in the case of Section 5.1(d)(v), the Registration Statement and, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus or Issuer Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required (in the case of the Registration Statement only) or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, in the case of Section 5.1(d)(vi), the post-effective amendment to the Registration Statement is effected in the manner determined necessary by the Company;
(h)in the case of an Underwritten Offering, enter into customary agreements (including an underwriting agreement) and take other actions reasonably necessary to expedite the disposition of the Registrable Securities, and in connection therewith:
(xi)use its reasonable efforts to obtain opinions of counsel to the Company (such counsel being reasonably satisfactory to the managing underwriters, if any) and updates thereof covering matters customarily covered in opinions of counsel requested in Underwritten Offerings, addressed to the underwriters;
(xii)use its reasonable efforts to obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company addressed to the underwriters,

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if any, covering matters customarily covered in “comfort” letters in connection with Underwritten Offerings; and
(xiii)provide officers’ certificates and other customary closing documents reasonably requested by the managing underwriters;
(xiv)if so requested (pursuant to a notice received prior to the applicable Offering Launch) by the managing underwriters for the Underwritten Offering relating thereto, subject to customary exceptions, agree not to effect any underwritten public sale or distribution of any securities that are the same as, or similar to, the Registrable Securities to be included in the Underwritten Offering, or any securities convertible into, or exchangeable or exercisable for, any securities of the Company that are the same as, or similar to, the Registrable Securities to be included in the Underwritten Offering, during a period specified by the managing underwriters not to exceed 90 days.
(i)upon reasonable notice and at reasonable times during normal business hours, make available for inspection by a representative of each selling Holder and the managing underwriters, if any, participating in any disposition of Registrable Securities and attorneys or accountants retained by any selling Holder or any underwriter, customary due diligence information; provided, however, that for the avoidance of doubt any information supplied hereunder is subject to Section 11.2 hereof;
(j)use its reasonable efforts to comply with all applicable rules and regulations of the SEC relating to such registration and make generally available to its security holders earning statements satisfying the provisions of Section 11 (a) of the Securities Act, provided that the Company will be deemed to have complied with this Section 5.1(j) if it has satisfied the provisions of Rule 158 under the Securities Act (or any similar rule promulgated under the Securities Act);
(k)with respect to any shares of Registrable Securities that are of a class that are then listed on a national securities exchange, use its reasonable efforts to cause all such shares of Registrable Securities to be listed on such exchange;
(l)use its reasonable efforts to procure the cooperation of the Company’s transfer agent or The Depository Trust Company, as applicable, in settling any offering or sale of Registrable Securities; and
(m)cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA, including the retention of a “Qualified Independent Underwriter” (as defined in FINRA Rule 5121(f)(12)) and the use of reasonable best efforts to obtain FINRA’s pre-clearance or pre-approval of the Registration Statement and applicable Prospectus upon filing with the SEC.
2.Information from Holders.
(a)Each selling Holder shall furnish to the Company the information set forth in the Notice and Questionnaire and such other information regarding such Holder and its plan and method of distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing. The Company may refuse to proceed with the registration of such Holder’s Registrable Securities if such Holder unreasonably fails to furnish such information within a reasonable time after receiving such request.
(b)Each selling Holder will promptly (i) following its actual knowledge thereof, notify the Company of the occurrence of any event that makes any statement made in a Registration Statement, Prospectus, Issuer Free Writing Prospectus or other Free Writing Prospectus, or in any

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Notice and Questionnaire previously provided by such Holder, regarding such selling Holder untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus or Free Writing Prospectus so that, in such regard, it will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) provide the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to any such Registration Statement or a supplement to such Prospectus or Free Writing Prospectus.
3.Suspension of Disposition.
(a)Each selling Holder will be deemed to have agreed that, upon receipt of any notice from the Company of the occurrence of any event of the type described in Sections 5.1(d)(ii), 5.1(d)(iii), 5.1(d)(iv), 5.1(d)(v) or 5.1(d)(vi) hereof, such Holder will discontinue disposition of Registrable Securities covered by a Registration Statement, Prospectus or Free Writing Prospectus and suspend use of such Prospectus or Free Writing Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 5.1(g) hereof or until it is advised by the Company that the use of the applicable Prospectus or Free Writing Prospectus may be resumed and have received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Free Writing Prospectus. The Company shall be required to provide to the Holders copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 5.1(g) hereof or to take such actions as are necessary so as to enable the Company to advise Holders that the use of the applicable Prospectus or Free Writing Prospectus may be resumed and to provide to Holders copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Free Writing Prospectus within 120 calendar days of the date on which it provides notice to Holders of any event of the type described in Sections 5.1(d)(ii), 5.1(d)(iii), 5.1(d)(iv), 5.1(d)(v) or 5.1(d)(vi) hereof.
(b)Each selling Holder will be deemed to have agreed that, upon receipt of any notice from the Company of the determination by the Company specified in Section 4.1 hereof, such selling Holder will discontinue disposition of Registrable Securities covered by a Registration Statement, Prospectus or Free Writing Prospectus and suspend use of such Prospectus or Free Writing Prospectus until the earlier to occur of the Holder’s receipt of (i) copies of a supplemented or amended Prospectus or Issuer Free Writing Prospectus describing the event giving rise to the aforementioned suspension and (ii) (A) notice from the Company that the use of the applicable Prospectus or Issuer Free Writing Prospectus may be resumed and (B) copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Issuer Free Writing Prospectus.
4.[Reserved.]
5.Registration Expenses.
(a)All fees and expenses incurred by the Company in complying with Articles II and III hereof and Section 5.1 hereof (“Registration Expenses”) will be borne by the Company, whether or not any Registration Statement is filed or becomes effective. These fees and expenses will include without limitation (i) all registration, filing and qualification fees (including fees and expenses with respect to any FINRA registration or filing), (ii) printing, duplicating and delivery expenses, (iii) fees and disbursements of counsel for the Company, (iv) fees and expenses of complying with state securities or “blue sky” laws (including the fees and expenses of any local counsel in connection

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therewith), (v) fees and disbursements of all independent certified public accountants referred to in Section 5.1(h)(ii) hereof (including the expenses of any special audit and “comfort” letters required by or incident to such performance) and (vi) fees and expenses in connection with listing the Registrable Securities on the New York Stock Exchange or such other securities exchange on which the Common Stock may then be listed, if applicable.
(b)In connection with the filing of each Registration Statement in which the Holders are named as selling securityholders and each Underwritten Offering, the Company shall pay the reasonable fees and out-of-pocket expenses of one law firm retained by all Holders, considered collectively, within 10 Business Days of presentation of a detailed invoice to the Company, in an amount not to exceed $20,000 in the case of the filing of a Registration Statement and $100,000 in the case of an Underwritten Offering.
(c)Notwithstanding anything contained herein to the contrary, all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities will be borne by the Holder owning such Registrable Securities.
Article VI.Indemnification.
1.Indemnification by the Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Holder owning Registrable Securities registered pursuant to this Agreement, such Holder’s Affiliates, such Holder’s and its Affiliates’ officers, directors, managers, partners, members, stockholders, employees, advisors, agents and other representatives, each Person who controls such Holder or such Affiliate and the representatives of each such controlling person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against all losses, claims, damages, liabilities, costs (including without limitation reasonable attorneys’ fees and disbursements) and expenses (collectively, “Losses”) incurred by such party, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary prospectus or Issuer Free Writing Prospectus or any other document used in connection with the offering of the Registrable Securities contemplated hereunder, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as the same are based solely upon information furnished in writing to the Company by or on behalf of such Holder expressly for use therein, or arising out of or based upon any other violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation thereunder applicable to the Company. The indemnity provided in this Section 6.1 shall survive any transfer or disposal of the Registrable Securities by the Holders.
2.Indemnification by Holders. In the event of the filing of any registration statement relating to the registration of any Registrable Securities, each Holder (severally and not jointly) will indemnify and hold harmless, to the fullest extent permitted by law, the Company, its Affiliates, officers, directors, managers, partners, members, stockholders, employees, advisors, agents and other representatives, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary prospectus or Issuer Free Writing Prospectus or any other document used in connection with the offering of the Registrable Securities contemplated hereunder, or arising out of or based upon any omission or alleged omission

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of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information so furnished in writing by or on behalf of such Holder to the Company expressly for use in such Registration Statement, Prospectus or preliminary prospectus or Issuer Free Writing Prospectus. In no event will the liability of any Holder be greater in amount than the dollar amount of the net proceeds (after any discounts, commissions, transfer taxes, fees and expenses) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.
3.Conduct of Indemnification Proceedings. If any Person becomes entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party will give prompt notice to the party from which indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any action or proceeding with respect to which the Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been prejudiced materially by such failure. If such an action or proceeding is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the Indemnified Party promptly after receiving the notice referred to in the immediately preceding sentence, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party will have the right to employ its own counsel in any such case, but the fees and expenses of that counsel will be at the expense of the Indemnified Party unless (a) the employment of the counsel has been authorized in writing by the Indemnifying Party, (b) the Indemnifying Party has not employed counsel to take charge of such action or proceeding within a reasonable time after notice of commencement thereof or (c) the Indemnified Party reasonably concludes, based upon the opinion of counsel, that there are defenses or actions available to it which are different from or in addition to those available to the Indemnifying Party which, if the Indemnifying Party and the Indemnified Party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of defenses or actions available to the Indemnified Party. If any of the events specified in clause (a), (b) or (c) of the immediately preceding sentence are applicable, then the reasonable fees and expenses of separate counsel for the Indemnified Party will be borne by the Indemnifying Party; provided, however, that in no event will the Indemnifying Party be liable for the fees and expenses of more than one separate firm for all Indemnified Parties. If, in any case, the Indemnified Party employs separate counsel, the Indemnifying Party will not have the right to direct the defense of the action or proceeding on behalf of the Indemnified Party. All fees and expenses required to be paid to the Indemnified Party pursuant to this Article VI will be paid periodically during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the Indemnifying Party in respect of any particular Loss that is incurred. Notwithstanding anything contained in this Section 6.3 to the contrary, an Indemnifying Party will not be liable for the settlement of any action or proceeding effected without its prior written consent (which consent will not be unreasonably withheld). The Indemnifying Party will not, without the consent of the Indemnified Party (which consent will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution

ACTIVE 248784068v.19

could be sought by such Indemnified Party under this Article VI, unless such judgment, settlement or other termination (i) provides solely for the payment of money, (ii) includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder and (iii) does not include any statement as to as to an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.
4.Contribution, etc.
(a)If the indemnification provided for in this Article VI is unavailable to an Indemnified Party under Sections 6.1 or 6.2 hereof in respect of any Losses or is insufficient to hold the Indemnified Party harmless, then each applicable Indemnifying Party (severally and not jointly), in lieu of indemnifying the Indemnified Party, will contribute to the amount paid or payable by the Indemnified Party as a result of the Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and the Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in the Losses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and the Indemnified Party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, the Indemnifying Party or Indemnifying Parties or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.
(b)The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything contained in this Section 6.4 to the contrary, an Indemnifying Party that is a selling Holder will not be required to contribute any amount in excess of the amount by which the total net proceeds (after any discounts, commissions, transfer taxes, fees and expenses) received by such Holder upon the sale of the Registrable Securities exceeds the amount of any damages which such selling Holder has, in the aggregate, otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
Article VII.Default Payment.
If (a) any Registration Statement or Prospectus (or supplement thereto) is not filed within the time periods specified herein, (b) any Registration Statement is not declared effective by the SEC or does not otherwise become effective on or prior to its required effectiveness date, or (c) after it has become effective, such Registration Statement or related Prospectus ceases for any reason to be effective and available to the Notice Holders as to all Registrable Securities to which it is required to cover ((in each case, except as specifically permitted herein) (each, a “Registration Default”)), then the Company shall make a special payment (the “Default Payments”) to Notice Holders of Convertible Preferred Stock then outstanding in an amount equal to 1.50% per annum of the liquidation preference of each share of Convertible Preferred Stock, payable in cash. Special payments shall accrue from the date of the applicable Registration Default until such Registration Default has been cured, and shall be payable quarterly in arrears on each January 15, April 15, July

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15 and October 15 following such Registration Default to the record holder of the Convertible Preferred Stock on the date that is 15 days prior to such payment date, until paid in full. Special payments payable in respect of any Registration Default shall be computed on the basis of a 360-day year consisting of 12 30-day months. Special payments shall be payable only with respect to a single Registration Default at any given time, notwithstanding the fact that multiple Registration Defaults may have occurred and be continuing. Notwithstanding anything in this Article VII to the contrary, (i) in no event shall a Registration Default be deemed to have occurred and be continuing during any Blackout Period permitted hereunder and (ii) the Company shall not be liable for special payments under this Agreement as to any Registrable Securities which are not permitted by the SEC to be included in a Registration Statement. The Company shall have no liability to any Holder of Convertible Preferred Stock for monetary damages with respect to any Registration Default with respect to Registrable Preferred Securities other than the Default Payments provided for in this Article VII (it being understood that nothing in this sentence affects the remedies in respect of any Registration Default with respect to Registrable Common Securities).

Article VIII.	Free Writing Prospectuses.
Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of Common Stock or Convertible Preferred Stock without the prior written consent of the Company and, in connection with any Underwritten Offering, the underwriters. Any such Free Writing Prospectus consented to by the Company and the underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

Article IX.	Rule 144.
To the extent the following make available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration or pursuant to a registration on Form S‑3, the Company agrees to (a) use its reasonable efforts to file with the SEC in a timely manner (after giving effect to all applicable grace periods) all reports and other documents referred to in Rule 144(c) to the extent the Company is then subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act; (b) furnish to any Holder promptly upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 or a copy of the most recent annual or quarterly report of the Company (except to the extent the same is available on the SEC’s website); and (c) take such other actions as may be reasonably required by the Company’s transfer agent to consummate any resale of Registrable Securities in accordance with the terms and conditions of Rule 144.

Article X.	Participation in Underwritten Offerings.
Notwithstanding anything contained herein to the contrary, no Person may participate in any Underwritten Offering pursuant to this Agreement unless that Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers

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of attorney, indemnities, underwriting agreements, custody agreements and other documents reasonably required under the terms of such underwriting arrangements.

Article XI.	Miscellaneous.
1.Notices. All notices and other communications in connection with this Agreement shall be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):
(a)If to the Company:
Kennedy-Wilson Holdings, Inc.
151 S. El Camino Drive
Beverly Hills, CA 90212
Email: mwindisch@kennedywilson.com and ilee@kennedywilson.com
Attention: Matthew Windisch and In Ku Lee
with a copy to:
Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, CA, 90071
Email: julian.kleindorfer@lw.com
Attention: Julian Kleindorfer
(b)If to the Investors:
To Quinton Heights, LLC at:
Quinton Heights, LLC
600 Steamboat Road, Floor 2
Greenwich, Connecticut 06830
Email: legal@eldridge.com
Attention: Legal Department
To Security Benefit Life Insurance Company at:
Security Benefit Life Insurance Company
One Security Benefit Place
Topeka, Kansas 66636

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Email: investmentlegal@securitybenefit.com
Attention: Legal Department
in each case, with a copy to:
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Email: mpollin@sidley.com
Attention: Myles C. Pollin
(c)If to any Holder (other than an Investor), to such Holder’s address on file with the Company’s transfer agent.
2.Confidentiality. Each Holder will, and will cause its officers, directors, employees, legal counsel, accountants, financial advisors and other representatives (the “Restricted Parties”) to, hold in confidence any material nonpublic information received by them pursuant to this Agreement, including without limitation any material nonpublic information included in any Registration Statement, Prospectus or Issuer Free Writing Prospectus proposed to be filed with the SEC (until such Registration Statement, Prospectus or Issuer Free Writing Prospectus has been filed) or provided pursuant to Section 5.1(i) hereof. This Section 11.2 shall not apply to any information which (a) is or becomes generally available to the public other than as a result of a non-permitted disclosure, (b) was already in the Holder’s possession from a non-confidential source prior to its disclosure by the Company, (c) is or becomes available to the Holder on a non-confidential basis from a source other than the Company, provided that such source is not known by the Holder to be bound by confidentiality obligations or (d) is required to be disclosed by law, an order of a court or by rules and regulations of an applicable regulatory authority. In the case of proposed disclosure pursuant to (d) above, such Person shall, to the extent permitted by applicable law, be required to give the Company written notice of the proposed disclosure prior to such disclosure and, to the extent permitted by applicable law, to cooperate with the Company, at the Company’s cost, in any effort the Company undertakes to obtain a protective order or other remedy. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with this provision, the Restricted Parties will furnish only that portion of such information that the Restricted Parties are advised by legal counsel is legally required and will exercise their commercially reasonable efforts, at the Company’s expense, to obtain an order or other reliable assurance that confidential treatment will be accorded such information.
3.Third Party Beneficiaries. This Agreement will be binding upon, inure to the benefit of and be enforceable by each of the Holders and their respective successors and assigns, including subsequent holders of Registrable Securities acquired, directly or indirectly, from the Holders in compliance with any restrictions on transfer or assignment. Notwithstanding the foregoing or anything to the contrary herein, unless any such successor or assign shall have executed and delivered to the Company a Notice and Questionnaire (including a checkmark in question no. 10 thereof) promptly following such acquisition of Registrable Securities which contains such successor’s or

ACTIVE 248784068v.19

assign’s express acknowledgment that it will comply with the provisions of Section 11.2 hereof, such successor or assign shall not be entitled to the benefits of this Agreement set forth in the following sentence (and shall, for such purposes, be deemed not to be a Holder or a Notice Holder). Such benefits are set forth in the following provisions of this Agreement: (a) the first and third sentences of Section 2.1(b); (b) Article III; (c) the proviso to Section 5.1(a); and (d) Article VII. Except as provided in this Section 11.3, each such successor and assign will be deemed to be a “Holder” hereunder. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the Holders from time to time any rights or remedies under this Agreement.
4.Entire Agreement. This Agreement (including the documents and instruments referred to in this Agreement) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties shall continue in full force and effect.
5.Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the Holders holding a majority of the Registrable Securities and the Company or, in the case of a waiver, by the party waiving compliance. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement. In addition, a waiver of Piggyback Rights (or any other rights under Article III) with respect to any single Piggyback Rights Company Offering will be effective if reflected in a written instrument executed by Notice Holders holding a majority of the total number of Registrable Common Securities then outstanding and held by Notice Holders (and, for these purposes, the Company will be entitled to assume as true all information contained in the Notice and Questionnaires theretofore delivered by Holders to the Company to the extent such Holders have not subsequently notified the Company to the contrary). No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.
6.Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.
7.Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE

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WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
8.Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.
9.Specific Performance. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy, and, accordingly, the parties agree that, in addition to any other remedies, each will be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting bond.
[Signature Page Follows]

28
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[Signature Page to the Registration Rights Agreement]
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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.
KENNEDY-WILSON HOLDINGS, INC.
By:    /s/ Matt Windisch
Name: Matt Windisch
Title: Executive Vice President
QUINTON HEIGHTS, LLC
By:    /s/ Todd Boehly
Name: Todd Boehly
Title: Chief Executive Officer
SECURITY BENEFIT LIFE INSURANCE COMPANY
By:    Joseph Wittrock
Name: Joseph Wittrock
Title: Chief Investment Officer

ACTIVE 248784068v.19

SCHEDULE I
INVESTORS

1.	Quinton Heights, LLC

2.	Security Benefit Life Insurance Company

[Signature Page to the Registration Rights Agreement]

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EXHIBIT A
Form of Notice and Questionnaire

The undersigned beneficial holder of Registrable Securities (as defined in the Registration Rights Agreement referred to below) of Kennedy-Wilson Holdings, Inc. (the “Company”) understands that the Company has filed, or intends to file, with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) as to which Registrable Securities may be required to be included pursuant to the terms of that certain registration rights agreement (the “Registration Rights Agreement”), dated as of [__], among the Company and the Investors named therein. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

In order to be named as a selling stockholder in, and to sell or otherwise dispose of any Registrable Securities pursuant to, the Registration Statement, and in order to be entitled to receive notices with respect to Piggyback Rights, the undersigned beneficial owner of Registrable Securities (the “Selling Securityholder”) hereby gives notice to the Company of the information set forth below. The Selling Securityholder, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

1.	Selling Securityholder information:

(a)	Full legal name of Selling Securityholder:

(b)	Full legal name of registered holder (if not the same as (a) above) through which the Registrable Securities listed in Item 3 below are held:

(c)	Full legal name of Depository Trust Company participant (if applicable and if not the same as (b) above) through which the Registrable Securities listed in Item 3 below are held:

(d)	Taxpayer identification or social security number of Selling Securityholder:

2.	Address for notices to Selling Securityholder:

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Telephone:

Fax:

E-mail address:

Contact person:

3.	Beneficial ownership of Registrable Securities:

State the type of Registrable Securities (Convertible Preferred Stock or Common Stock) and the number of shares of Convertible Preferred Stock or Common Stock, as applicable, beneficially owned by you. Check any of the following that applies to you.

I own Convertible Preferred Stock:

Number of shares:

CUSIP No(s).:

I own shares of Common Stock that were issued upon conversion of the Convertible Preferred Stock:

Number of shares:

CUSIP No(s).:

4.	Beneficial ownership of other securities of the Company owned by the Selling Securityholder:

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed in Item 3 above.

(a)	Type and amount of other securities beneficially owned by the Selling Securityholder:

(b)	CUSIP No(s). of the other securities listed in (a) beneficially owned:

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5.	Relationships with the Company:

(a)
Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or had any other material relationship with the Company (or its predecessors or affiliates) during the past three years?

Yes.

No.

(b)	If your response to (a) above is “Yes,” please state the nature and duration of your relationship with the Company:

7.	Broker-dealers and their affiliates:

The Company may have to identify the Selling Securityholder as an underwriter in the Registration Statement or related prospectus if:

•	the Selling Securityholder is a broker-dealer and did not receive the Registrable Securities as compensation for underwriting activities or investment banking services or as investment securities; or

•
the Selling Securityholder is an affiliate of a broker-dealer and either (1) did not acquire the Registrable Securities in the ordinary course of business; or (2) at the time of its purchase of the Registrable Securities, had an agreement or understanding, directly or indirectly, with any person to distribute the Registrable Securities.

Persons identified as underwriters in the Registration Statement or related prospectus may be subject to additional potential liabilities under the Securities Act and should consult their legal counsel before submitting this Notice and Questionnaire.

(a)	Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

Yes.

No.

(b)	If your response to (a) above is “No,” are you an “affiliate” of a broker-dealer that is registered pursuant to Section 15 of the Exchange Act?

Yes.

No.

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For the purposes of this Item 7(b), an “affiliate” of a registered broker-dealer includes any company that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer.

(c)	Did you acquire the securities listed in Item 3 above in the ordinary course of business?
Yes.

No.

(d)	At the time of your purchase of the securities listed in Item 3 above, did you have any agreements or understandings, directly or indirectly, with any person to distribute the securities?

Yes.

No.

(e)	If your response to (d) above is “Yes,” please describe such agreements or understandings:

(f)	Did you receive the securities listed in Item 3 above as compensation for underwriting activities or investment banking services or as investment securities?

Yes.

No.

(g)	If your response to (f) above is “Yes,” please describe the circumstances:

8.	Nature of beneficial ownership:

The purpose of this section is to identify the ultimate natural person(s) or publicly held entity(ies) that exercise(s) sole or shared voting or dispositive power over the Registrable Securities.

(a)	Is the Selling Securityholder a natural person?

Yes.

No.

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(b)
Is the Selling Securityholder required to file, or is it a wholly owned subsidiary of an entity that is required to file, periodic and other reports (for example, Forms 10-K, 10-Q and 8-K) with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act?

Yes.

No.

(c)	Is the Selling Securityholder an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended?

Yes.

No.

(d)	If the Selling Securityholder is a subsidiary of such an investment company, please identify the investment company:

(e)	Identify below the name of each natural person or entity that has sole or shared investment or voting control over the securities listed in Item 3 above:

***PLEASE NOTE THAT THE COMMISSION REQUIRES THAT THESE NATURAL PERSONS AND ENTITIES BE NAMED IN THE PROSPECTUS***

9.	Securities received from named selling securityholder:

(a)	Did you receive your Registrable Securities listed above in Item 3 as a transferee from selling securityholder(s) previously identified in the Registration Statement?

Yes.

No.

(b)	If your response to (a) above is “Yes,” please answer the following two questions:

(i)	Did you receive such Registrable Securities listed above in Item 3 from the named selling securityholder(s) prior to the effectiveness of the Registration Statement?

Yes.

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No.

(ii)	Identify below the names of the selling securityholder(s) from whom you received the Registrable Securities listed above in Item 3 and the date on which such securities were received.

10.	Benefit of Demand Underwritten Offerings, Piggyback Rights and Certain Other Rights:

In order for the Holder to be entitled to benefits of the Registration Rights Agreement which would necessitate the Company to divulge to the Holder information concerning the proposed filing of a Registration Statement with the SEC or a proposed offering of Registrable Securities in advance of such filing or a public announcement of such offering, including with respect to Demand Underwritten Offerings and Piggyback Rights, all as further set forth in Section 11.3 of the Registration Rights Agreement, please check the box below:

The undersigned agrees that it will treat as confidential the receipt of any materials provided to it pursuant to (i) the first and third sentences of Section 2.2(b); (b) Article III; and (c) the proviso to Section 5.1(a) of the Registration Rights Agreement and shall not disclose or use the information contained in the same without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the undersigned in breach of the terms of this agreement.

If you need more space for your responses, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Notice and Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the above questions.

B-9ACTIVE 248820310v.13
In Witness Whereof the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent, and hereby agrees to be bound by the terms of the Registration Rights Agreement to the same extent as if the undersigned were named as a “Holder” thereunder.

Dated:            Beneficial owner:

By:

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Name:

Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE
AND QUESTIONNAIRE TO KENNEDY-WILSON HOLDINGS, INC. AT:

Kennedy-Wilson Holdings, Inc.
151 S. El Camino Drive
Beverly Hills, CA 90212
Email: mwindisch@kennedywilson.com and ilee@kennedywilson.com
Attention: Matthew Windisch and In Ku Lee

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355 South Grand Avenue, Suite 100
Los Angeles, California 90071-1560
Tel: +1.213.485.1234 Fax: +1.213.891.8763
www.lw.com
LATHAM & WATKINS                          LLP FIRM / AFFILIATE OFFICES

Beijing Moscow
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London Singapore
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Madrid Washington, D.C.
Milan
[__], 2019
[__]

Re: Kennedy-Wilson Holdings, Inc.
Ladies and Gentlemen:

We have acted as special counsel to Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), in connection with the sale to you by the Company of 300,000 shares (the “Shares”) of the Company’s 5.75% Series A Cumulative Perpetual Convertible
Preferred Stock, $0.0001 par value per share and $1,000 liquidation preference per share (the
“Series A Preferred Stock”), pursuant to a purchase agreement, dated as of October 17, 2019
(the “Purchase Agreement”), among you and the Company. This letter is being delivered to you pursuant to Section 3.2.3 of the Purchase Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specified fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following:

(a) the Purchase Agreement;
(b) the Certificate of Designations of the Series A Preferred Stock (the “Certificate of
Designation”);
(c) the Registration Rights Agreement, dated as of [__], 2019 (the “Registration
Rights Agreement”), among you and the Company (the Purchase Agreement, the
Certificate of Designations and the Registration Rights Agreement being herein collectively called the “Operative Documents”);
(d) the Amended and Restated Certificate of Incorporation (the “Charter”) and the
Second Amended and Restated Bylaws (the “Bylaws” and together with the
Charter, the “Governing Documents”) of the Company and certain resolutions of the Board of Directors of the Company; and

[__], 2019

LATHAM & WATKINS LLP

(e) the agreements listed on Schedule 1 hereto (the “Specified Agreements”).

Except as otherwise stated herein, as to factual matters, we have, with your consent, relied upon the foregoing and upon oral and written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Purchase Agreement. We have not independently verified such factual matters.

In our examination, we have assumed the genuineness of all signatures, including any endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies.

We are opining as to the effect on the subject transaction only of the federal laws of the
United States, the internal laws of the State of New York (only with respect to paragraphs 2, 3,
6(ii), 6(iii) and 6(iv) below), the internal laws of the State of California (only with respect to paragraphs 6(iii) and 6(iv) below) and the Delaware General Corporation Law (the “DGCL”)
(only with respect to paragraphs 1, 2, 3, 4, 5 and 6(i) below), and we express no opinion with respect to the applicability to the opinions expressed herein, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Except as otherwise stated herein, our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to issuances of convertible preferred stock. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the legal or regulatory status of any parties to the Purchase Agreement or the legal or regulatory status of any of their affiliates.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1. The Company is a corporation under the DGCL with corporate power and authority to execute and deliver the Operative Documents, to perform its obligations under the Operative Documents, to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Public Filings (as defined in the Purchase Agreement). With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

2. The execution, delivery and performance of the Purchase Agreement have been

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duly authorized by all necessary corporate action of the Company, and the Purchase Agreement has been duly executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

3. The execution, delivery and performance of the Registration Rights Agreement have been duly authorized by all necessary corporate action of the Company, and the Registration Rights Agreement has been duly executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

4. The Shares have been duly authorized by all necessary corporate action of the
Company and, when issued, delivered and paid for in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable, and the issuance of the Shares will be free of any preemptive rights arising under the Governing Documents.

5. The shares of common stock, par value $0.0001 per share, of the Company (the
“Conversion Shares”) initially issuable upon conversion of the Shares have been duly authorized by all necessary corporate action of the Company and reserved for issuance upon such conversion of the Shares and, assuming issuance of the Conversion Shares upon conversion of the Shares on the date hereof in accordance with the terms of the Certificate of Designation, such Conversion Shares would be validly issued, fully paid and nonassessable, and the issuance of the Conversion Shares will be free of any preemptive rights under the Governing Documents.

6. The execution and delivery of each of the Purchase Agreement and the
Registration Rights Agreement by the Company, the issuance, delivery and sale of the Shares by the Company to you in accordance with the terms of the Certificate of Designation and the Purchase Agreement and the issuance and delivery of the Conversion Shares upon conversion of the Shares, assuming the Shares were issued, delivered and sold to you and the Conversion Shares were issued and delivered on the date hereof in accordance with the terms of the Certificate of Designation and the Purchase Agreement, do not on the date hereof:

(i) violate the provisions of the Governing Documents;

(ii) result in the breach of or a default under any of the Specified Agreements by the Company;

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(iii) violate any federal, New York or California statute, rule or regulation applicable to the Company; or

(iv) require any consents, approvals or authorizations to be obtained by the
Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal, New York or California statute, rule or regulation applicable to the Company, in each case, on or prior to the date hereof that have not been obtained or made.

7. The Company is not, and immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8. No registration, under the Securities Act of 1933, as amended, is required for the purchase of the Shares by you in the manner contemplated by the Purchase Agreement. We express no opinion, however, as to when or under what circumstances any Shares initially sold by the Company may be reoffered or resold.

Our opinions are subject to:

(a) the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

(b) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith, fair dealing and the discretion of the court before which a proceeding is brought;

(c) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification or exculpation of, or contribution to, a party with respect to a liability where such indemnification, exculpation or contribution is contrary to public policy; and

(d) we express no opinion with respect to (i) consents to, or restrictions upon, governing law, jurisdiction, venue, service of process, arbitration, remedies or judicial relief; (ii)
advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights;
(iii) waivers of rights or defenses contained in Section 9.11 of the Purchase Agreement [and
Section [__] of the Registration Rights Agreement]; and waivers of broadly or vaguely stated
rights; (iv) covenants not to compete; (v) provisions for exclusivity, election or cumulation of

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rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) except as set forth in numbered paragraph 6(ii) of this letter, provisions prohibiting, restricting, or requiring consent to assignment or transfer of any agreement, right or property; (xi) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty and (xii) the severability, if invalid, of provisions to the foregoing effect.

In rendering the opinion in paragraph 5 of this letter, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

With your consent, for purposes of the opinion rendered in paragraph 8, we have assumed that the representations as to factual matters and agreements made by each of you and the
Company contained in the Purchase Agreement are accurate and have been and will be complied with.

We express no opinion or confirmation as to federal or state securities laws (except as expressly set forth in numbered paragraphs 7 and 8 as to federal securities laws), tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws, environmental laws, margin regulations, laws and regulations relating to commodities trading, futures and swaps, Financial Industry Regulatory Authority rules, National Futures Association rules, the rules of any stock exchange, clearing organization, designated contract market or other regulated entity for trading, processing, clearing or reporting transactions in securities, commodities, futures or swaps, or export control, anti-money laundering, and anti-terrorism laws, (without limiting other laws or rules excluded by customary practice).

With your consent, we have assumed (a) that the Operative Documents have been duly authorized, executed and delivered by the parties thereto other than the Company, (b) that the
Operative Documents constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms and (c) that the status of the Operative Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments,
(ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, provided that with respect to this clause
(c), we make no such assumption to the extent we have specifically opined as to such matters with respect to the Company herein.

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Insofar as our opinions require interpretation of the Specified Agreements, with your consent, (i) we have assumed that all courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of New York in resolving such questions, although the Specified Agreements may be governed by other laws that differ from New York law, (iii) we express no opinion with respect to a breach or default under any Specified Agreement that would occur only upon the happening of a contingency and (iv) we express no opinion with respect to any matters that would require us to perform a mathematical calculation or make a financial or accounting determination.

This letter is furnished only to you in your capacity as purchaser under the Purchase
Agreement and is solely for your benefit in connection with the transactions referenced in the first paragraph of this letter. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Shares, Conversion Shares or any interest therein from you) without our prior written consent, which may be granted or withheld in our sole discretion. In addition, we also hereby consent to the furnishing of a copy of this letter to JPM Morgan Securities LLC as placement agent to the Company; provided, however, that JPM Morgan Securities LLC shall not be entitled to rely on this letter.
Very truly yours,

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SCHEDULE 1
Specified Agreements

1. Indenture, dated as of March 25, 2014, between Kennedy-Wilson Inc., as Issuer, and
Wilmington Trust, National Association, as trustee.

2. Supplemental Indenture No. 1, dated as of March 25, 2014, among Kennedy-Wilson, Inc., as
Issuer, Kennedy-Wilson Holdings, Inc., certain subsidiaries of the Issuer party thereto, as subsidiary guarantors, and Wilmington Trust, National Association, as trustee, including the form of 5.875% Senior Notes due 2024.

3. Supplemental Indenture No. 2, dated as of September 5, 2014, among Kennedy-Wilson, Inc., the subsidiary guarantor party thereto and Wilmington Trust, National Association, as trustee.

4. Supplemental Indenture No. 3, dated as of November 11, 2014, among Kennedy-Wilson,
Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.

5. Supplemental Indenture No. 4, dated as of January 22, 2016, among Kennedy-Wilson
Holdings, Inc., Kennedy-Wilson Inc., the subsidiary guarantors party thereto and Wilmington
Trust, National Association, as trustee.

6. Supplemental Indenture No. 5, dated as of February 11, 2016, among Kennedy-Wilson
Holdings Inc., Kennedy-Wilson Inc., the subsidiary guarantor party thereto and Wilmington
Trust, National Association, as trustee.

7. Supplemental Indenture No. 6, dated as of May 19, 2016, among Kennedy-Wilson Holdings
Inc., Kennedy-Wilson Inc., the subsidiary guarantors party thereto and Wilmington Trust,
National Association, as trustee.

8. Supplemental Indenture No. 7, dated as of April 13, 2017, among Kennedy-Wilson Holdings
Inc., Kennedy-Wilson Inc., the subsidiary guarantors party thereto and Wilmington Trust,
National Association, as trustee.

9. Supplemental Indenture No. 8, dated as of February 16, 2018, among Kennedy-Wilson
Holdings Inc., Kennedy-Wilson Inc., the subsidiary guarantors party thereto and Wilmington
Trust, National Association, as trustee.

10. Supplemental Indenture No. 9, dated as of March 2, 2018, among Kennedy-Wilson Inc.,
Kennedy-Wilson Holdings Inc., the subsidiary guarantors party thereto and Wilmington
Trust, National Association, as trustee.

11. Supplemental Indenture No. 10, dated as of December 10, 2018, among Kennedy-Wilson
Inc., Kennedy-Wilson Holdings Inc., the subsidiary guarantors party thereto and Wilmington

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Trust, National Association, as trustee

12. Registration Rights Agreement, dated as of March 2, 2018, among Kennedy-Wilson
Holdings, Inc., Kennedy-Wilson, Inc., the subsidiary guarantor party thereto and Merrill
Lynch, Pierce, Fenner & Smith Incorporated

13. Joinder Agreement, dated as of April 18, 2017, among Kennedy-Wilson, Inc., the subsidiary guarantors named therein and Bank of America, N.A.

14. Amended and Restated Credit Agreement, dated October 20, 2017, among Kennedy-Wilson,
Inc., as borrower, Kennedy-Wilson Holdings, Inc. and certain subsidiaries of Kennedy-
Wilson Holdings, Inc. from time to time party thereto as guarantors, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and Bank of America,
N.A. and JPMorgan Chase Bank, N.A., as letter of credit issuers.

15. Joinder Agreement, dated as of February 16, 2018 among Kennedy-Wilson, Inc., the subsidiary guarantors named therein and Bank of America, N.A

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